                                                                    EXHIBIT 4.1



                                _______________

                                TRUST AGREEMENT
                                _______________



                                    between



                      NATIONAL TENANT FINANCE CORPORATION
                                  as Depositor


                                      and


                   UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee


                         _____________________________

                         Dated as of_______ __, 199_
                         _____________________________


                                   $_________
                       Mortgage Pass-Through Certificates

                             (___________________)
                                 Series 199_-__

       _________________________________________________________________

CROSS REFERENCE SHEET


TIA Section                                                      Trust Agreement Section
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                  8.07
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                  8.07
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . .                  8.06
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . .                  8.07
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.07; 8.08; 11.08
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  Inapplicable
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  3.02
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.15
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.15; 11.08
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.15
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                  11.13
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                  11.13
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  11.14
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  7.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.01
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.01
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
316(a) last sentence  . . . . . . . . . . . . . . . . . . .                  Definition of "Certificateholder"
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . .                  7.04
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . .                  7.02
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                  Inapplicable
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  7.05
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  3.05

                                 1

TIA Section                                                           Trust Agreement Section
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  11.12
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  11.12
- ----------------------

* Intentionally deleted.
                               2

                                    TABLE OF CONTENTS

                                          ARTICLE I
                            DEFINITIONS AND INCORPORATION BY REFERENCE
Section   1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .    1
Section   1.02.    Incorporation by Reference of Trust Indenture Act. . . . . . .   11
Section   1.03.    Acts of Holders. . . . . . . . . . . . . . . . . . . . . . . .   11

                                        ARTICLE II
                       CONVEYANCE OF MORTGAGE LOAN[S]; TRUST PROPERTY
Section   2.01.    Conveyance of Mortgage Loan[s] . . . . . . . . . . . . . . . .   12
Section   2.02.    Acceptance by Trustee. . . . . . . . . . . . . . . . . . . . .   13
Section   2.03.    Trust Property.  . . . . . . . . . . . . . . . . . . . . . . .   14
Section   2.04.    Limitation of Powers.  . . . . . . . . . . . . . . . . . . . .   14

                                         ARTICLE III
                                     THE CERTIFICATES
Section 3.01.      The Certificates.  . . . . . . . . . . . . . . . . . . . . . .   14
Section 3.02.      Registration of Transfer and Exchange of Certificates  . . . .   17
Section 3.03.      Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . .   19
Section 3.04.      Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . .   19
Section 3.05.      Appointment of Paying Agent  . . . . . . . . . . . . . . . . .   19
Section 3.06.      Certificates Issuable in the Form of a
                     Registered Global Certificate. . . . . . . . . . . . . . . .   19
Section 3.07.      Temporary Securities.  . . . . . . . . . . . . . . . . . . . .   21

                                          ARTICLE IV
                            RECEIPT AND DISTRIBUTION OF INCOME
                           AND PROCEEDS FROM THE TRUST PROPERTY

Section 4.01.     Calculation of Distributions.  . . . . . . . . . . . . . . . .   22
Section 4.02.     Receipt of Lease Payments; Collection of
                    Lease and Lease Guaranty Payments;
                    Collection of Indemnity Agreement
                    Payments; Collection of Mortgage
                    Loan Payments; Investment
                    Direction. . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section. 4.03.    Establishment of Rental Payment
                     Account[s]; Deposits in Rental Payment Account[s] . . . . .   24
Section. 4.04.    Permitted Withdrawals From the Rental Payment Account[s].  . .   24
Section. 4.05.    Establishment of Certificate Account;
                    Deposits in Certificate Account. . . . . . . . . . . . . . .   25
Section. 4.06.    Permitted Withdrawals From the Certificate Account. . . . . . .  26
Section. 4.07.    Capitalized Debt Service Account[s]. . . . . . . . . . . . . .   27
Section. 4.08.    Realization Upon Defaulted Mortgage Loan.  . . . . . . . . . .   28
Section. 4.09.    Trustee Compensation . . . . . . . . . . . . . . . . . . . . .   29


Section 4.10.      Rights of the Certificateholders . . . . . . . . . . . . . . .   29

                                          ARTICLE V
                            PAYMENTS TO THE CERTIFICATEHOLDERS
Section  5.01.     Distributions. . . . . . . . . . . . . . . . . . . . . . . . .   29
Section  5.02.     Statements to Certificateholders.  . . . . . . . . . . . . . .   30
Section  5.03.     Advances by Trustee. . . . . . . . . . . . . . . . . . . . . .   31

                                  ARTICLE VI
                                 THE DEPOSITOR


Section 6.01.      Maintaining Corporate Existence of the
                     Depositor. . . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 6.02.      Limitation on Liability of the Depositor.  . . . . . . . . . .   32

                                    ARTICLE VII
                                      DEFAULT

Section 7.01.      Events of Default. . . . . . . . . . . . . . . . . . . . . . .   32
Section 7.02.      Waiver of Defaults.  . . . . . . . . . . . . . . . . . . . . .   33
Section 7.03.      Notification to Certificateholders.  . . . . . . . . . . . . .   33
Section 7.04.      Rights of Certificateholders to Direct
                     Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 7.05.      Rights of Certificateholders to Receive
                     Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Section 7.06.      Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . .   34
Section 7.07.      Trustee Default. . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.08.      Notice to Tenant[s] and [Kmart]  . . . . . . . . . . . . . . .   34

                                       ARTICLE VIII
                                  CONCERNING THE TRUSTEE

Section 8.01.      Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . .   34
Section 8.02.      Certain Matters Affecting Trustee. . . . . . . . . . . . . . .   36
Section 8.03.      Trustee Not Liable for Certificates
                     or Mortgage Loan[s]. . . . . . . . . . . . . . . . . . . . .   37
Section 8.04.      Trustee May Own Certificates.  . . . . . . . . . . . . . . . .   37
Section 8.05.      Trustee's Fee and Expenses.  . . . . . . . . . . . . . . . . .   37
Section 8.06.      Action by Co-Trustee.  . . . . . . . . . . . . . . . . . . . .   38
Section 8.07.      Eligibility Requirements for Trustee.  . . . . . . . . . . . .   38
Section 8.08.      Resignation and Removal of Trustee.  . . . . . . . . . . . . .   39
Section 8.09.      Successor Trustee. . . . . . . . . . . . . . . . . . . . . . .   40
Section 8.10.      Merger or Consolidation of Trustee.  . . . . . . . . . . . . .   40
Section 8.11.      Resignation of Co-Trustee. . . . . . . . . . . . . . . . . . .   41
Section 8.12.      Removal of Co-Trustee. . . . . . . . . . . . . . . . . . . . .   41
Section 8.13.      Appointment of Successor to Co-Trustee.  . . . . . . . . . . .   41
Section 8.14.      Succession of Successor to Co-Trustee. . . . . . . . . . . . .   41
Section 8.15.      Reports by the Trustee to Certificateholders.  . . . . . . . .   42

                                       ARTICLE IX
                                       TERMINATION
Section 9.01.      Termination. . . . . . . . . . . . . . . . . . . . . . . . . .   42
Section 9.02.      Notice; Final Distribution.  . . . . . . . . . . . . . . . . .   42

                                               ARTICLE X
                                    SUPPLEMENTS AND AMENDMENTS TO THIS
                                   TRUST AGREEMENT AND OTHER DOCUMENTS;
                                     ADDITIONAL AGREEMENTS OF TRUSTEE

Section 10.01.     Supplemental Trust Agreements Without Consent of Holders.   . .   43
Section 10.02.     Supplemental Agreements With Consent of Certificateholders. . .   44
Section 10.03.     Effect of Supplemental Agreement. . . . . . . . . . . . . . . .   45
Section 10.04.     Documents to Be Given to Trustee. . . . . . . . . . . . . . . .   46
Section 10.05.     Notation on Certificates in Respect of Supplemental
                     Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 10.06.     Granting of Easements  . . . . . . . . . . . . . . . . . . . . .  46

                                         ARTICLE XI
                                   MISCELLANEOUS PROVISIONS
Section 11.01.     Severability of Provisions.  . . . . . . . . . . . . . . . . .   46
Section 11.02.     Limitation on Rights of Certificateholders.  . . . . . . . . .   47
Section 11.03.     Solicitation of Certificateholders.  . . . . . . . . . . . . .   47
Section 11.04.     Recordation of Agreement.  . . . . . . . . . . . . . . . . . .   48
Section 11.05.     Duration of Agreement. . . . . . . . . . . . . . . . . . . . .   48
Section 11.06.     Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   48
Section 11.07.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
Section 11.08.     Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 11.09.     Submission to Jurisdiction.  . . . . . . . . . . . . . . . . .   49
Section 11.10.     Gender; Number.  . . . . . . . . . . . . . . . . . . . . . . .   50
Section 11.11.     TIA Controls.  . . . . . . . . . . . . . . . . . . . . . . . .   50
Section 11.12.     Certificate and Opinion as to Conditions Precedent . . . . . .   50
Section 11.13.     Statements Required in Certificate or Opinion  . . . . . . .     50
Section 11.14.     Benefits of Trust Agreement. . . . . . . . . . . . . . . . . .   50

EXHIBIT A-1        MORTGAGE LOAN SCHEDULE

EXHIBIT A-2        CERTIFICATE SCHEDULE

EXHIBIT A-3        CONTENTS OF MORTGAGE FILE

EXHIBIT A-4        CAPITALIZED DEBT SERVICE ACCOUNT SCHEDULE

EXHIBIT B          [FORM OF CERTIFICATE]

EXHIBIT C          FORM OF TRUSTEE CERTIFICATION

EXHIBIT D          LETTER OF REPRESENTATIONS

                                TRUST AGREEMENT


        THIS TRUST AGREEMENT, dated as of _______ __, 19__, is executed by and among NATIONAL TENANT FINANCE CORPORATION, a Delaware corporation, as depositor (together with its permitted successors, in such capacity, "Depositor"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee (together with its permitted successors and assigns, "Trustee").

        In consideration of the premises and the mutual agreements hereinafter set forth, the Depositor and the Trustee agree as follows:

                                    PREFACE

        Each Certificate evidences a beneficial ownership interest in the Trust Property, the assets of which include, among other things, the Mortgage Loan[s]. The Certificates are equally and ratably secured by and payable from the proceeds of the Mortgage[s] and the Mortgage Note[s], respectively (as each such term is defined herein).

        Each Certificate is paid interest or principal and interest, as set forth on the Debt Service schedule on such Certificate, on a semiannual basis referred to herein as the Remittance Dates. Payments under the Mortgage Note[s] are payable semiannually on the Due Dates.

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.01. Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        "Additional Rent": [With respect to each Lease] has the meaning assigned in Article 5 of [the] [such] Lease.

        "Administrative Expenses": The ordinary and necessary expenses incurred by the Trustee in the course of administering the affairs of the Trust, excluding any Liquidation Expenses.

        "Annual Rental": [With respect to each Lease] has the meaning assigned in Article 4 of [the] [such] Lease.

        "Assignment of Mortgage[s]": The Assignment of the Mortgage[s] dated as of ____________________, 19__ between Depositor and Trustee, the Assignment of Lease Assignment[s] dated as of ____________________, 19__, between Depositor and Trustee, and any other notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction[s] where the Mortgaged Estate securing [each] [the] Mortgage Loan is located to reflect of record the sale, conveyance, transfer and absolute assignment of the Mortgage[s] to the Trustee.

        "Available Distribution Amount": As to any Remittance Date, an amount equal to the amount on deposit in the Certificate Account as of the close of business on the Business Day immediately preceding the Remittance Date.

        "Benefit Plan": An employee benefit plan as defined in Section 3(3) of ERISA, including an employee welfare benefit plan or an employee pension benefit plan, a plan described in Section 401(a) or Section 403(a) of the Code, the trust under which is exempt from tax under Section 501(a) of the Code, an individual retirement account under Section 408(a) of the Code or an individual retirement annuity under Section 408(b) of the Code, and any entity whose underlying assets include Benefit Plan assets by reason of a Benefit Plan's investment in such entity.

        "Borrower":  [The] [A] Borrower identified in [the] [a] Loan Agreement.

        "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in New York or California, or the city in which the principal corporate trust offices of any successor Trustee are located, are authorized or obligated by law or executive order to be closed.

        "Called Principal Percentage": With respect to any Mortgage Note, has the meaning assigned to it in Section 2 of the related Loan Agreement.

        ["Capitalized Debt Service Account": [The] [Each] trust account described in Section 4.07.]

        ["Capitalized Debt Service Reserve": Has the meaning assigned thereto in Section 2 of [the] [each] Loan Agreement.]

        "Certificate" or "Certificates": The Certificate or Certificates evidencing a beneficial ownership interest in the Trust Property executed and authenticated by the Trustee substantially in the form set forth in Exhibit B hereto.

        "Certificate Account":  The trust account described in Section 4.05.

        "Certificate Balance": With respect to all the Certificates, the original principal amount of the Certificates less all payments and prepayments of principal thereof, including without limitation any payments of principal comprising Debt Service; and with respect to any Certificate, the original principal amount of such Certificate less all payments and prepayments of principal thereof, including without limitation any payments of principal comprising Debt Service on such Certificate.

        "Certificateholder", "Certificateholders", "Holder" or "Holders": The person or persons in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of any consent, waiver, request or demand pursuant to this Trust Agreement, any Certificate registered in the name of the Depositor, Kmart, a Tenant, a Borrower, any successor owner or ground lessee of a Project, any successor tenant or subtenant of a Project, any successor guarantor of the performance of a Tenant, or successor tenant or subtenant, or any affiliate of any of the foregoing, shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, waiver, request or demand has been obtained.



        "Certificate Owner": Any Person acquiring a beneficial interest in a Registered Global Certificate, which ownership shall be reflected on the books of the Depository or on those of a participant in such Depository. Solely for the purposes of any consent, waiver, request or demand pursuant to this Trust Agreement, any portion of a Registered Global Certificate that is beneficially owned by the Depositor, Kmart, a Tenant, a Borrower, any successor owner or ground lessee of a Project, any successor tenant or subtenant of a Project, any successor guarantor of the performance of a Tenant or successor tenant or subtenant, or any affiliate of any of the foregoing, shall be deemed not to be outstanding and the Percentage Interest evidenced by such portion shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, waiver, request or demand has been obtained.


        "Certificate Register":  The register maintained pursuant to Section
3.02.

        "Certificate Schedule": The Certificate Schedule attached hereto as Exhibit A-2 setting forth the following information for each Certificate issued as of the Closing Date: (i) the Certificate Number; (ii) the Certificate Balance as of the Closing Date; and (iii) the Debt Service on such Certificate.

        "Closing Costs": An amount equal to $_____________ which shall be disbursed to the Underwriters on the Closing Date.

        "Closing Date":  _______ __, 199_.

        "Code":  The Internal Revenue Code of 1986, as amended.

        "Condemnation Proceeds": Any awards in respect of, or settlements in lieu of, condemnation proceedings affecting [the] [a] Mortgaged Estate.

        "Consent and Agreement": [A] [The] Consent and Agreement among Kmart, Depositor, [a] Borrower, [a] Tenant and Trustee relating to [a] [the] Lease, [a] [the] Lease Guaranty, [a] [the] Note Put Agreement and certain other related matters.

        "Corporate Trust Office": The office of the Trustee in the State of California at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at Suite 2700, 555 South Flower Street, Los Angeles, California 90071.

        "Debt Service": The interest or interest and principal payable semiannually on the Remittance Date as stated on a specific Certificate, as adjusted from time to time as provided in Section 3.01(g) hereof.

        "Depositor": National Tenant Finance Corporation, a Delaware corporation, and its successors in interest.

        "Depository": The depository of the Registered Global Certificate[s], if any, representing the Certificates and any successor to such depository appointed by the Depositor. Such depository initially shall be The Depository Trust Company, a New York corporation.

        "Determination Date": The Business Day immediately preceding a Remittance Date.

        "Due Date": [With respect to each Mortgage Note,] a Note Payment Date as defined in the [related] Loan Agreement.


        "Eligible Investments":  One or more of the following:

                 (i)    direct obligations of the United States of America;

                 (ii) obligations fully guaranteed, both as to principal and interest, by the United States of America;

                 (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated in the highest rating category for such securities by S&P and Moody's; and

                 (iv) taxable government money-market portfolios restricted to obligations with maturities of one year or less, issued or guaranteed by the full faith and credit of the United States which, at the time of such investment, are then rated in the highest rating category of S&P and Moody's (the "highest rating category" as used in this definition shall mean (A) a rating which would be assigned by S&P, as of the date first above written, equivalent to or higher than "AAAm" or "AAAmG" with respect to money-market securities and (B) a rating which would be assigned by Moody's as of the date first above written, equivalent to or higher than "Am" with respect to money-market securities);

provided that any such obligations of the types described in clauses (i) through (iv) above shall not have a maturity later than the earlier of 90 days and the Due Date immediately following the acquisition thereof or, in the case of the Certificate Account, the date when any funds being invested are to be distributed to the Certificateholders; provided further, that any such obligations of the types described in clauses (i) and (ii) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution (which may be the Trustee) the senior unsecured debt of which is then assigned an A rating or better by S&P or Moody's, so long as title to the underlying obligations shall pass to the Trustee and that such underlying obligations shall be segregated in a custodial or trust account of or for the benefit of the Trustee.

        "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

        "Event of Default":  Any event of default described in Section 7.01.

        "Exchange Act":  The Securities Exchange Act of 1934, as amended.

        "Extraordinary Expense Advances": All reasonable and necessary "out-of-pocket" costs and expenses of the Trustee in enforcing the Mortgage Note[s] and the Loan Documents following an Event of Default under Section 7.01 hereof (except for a Non-Monetary Tenant Default), and in compliance with the obligations of the Trustee under Section 4.08.

        "FDIC": Federal Deposit Insurance Corporation or any successor organization.

        "Indemnity Agreement": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.1 of the [related] Loan Agreement.

        "Insurance Proceeds": Proceeds paid by any insurer pursuant to any insurance policy, including but not limited to title insurance, environmental insurance and self-insurance proceeds paid by Kmart or any Tenant, covering all or a portion of the Mortgaged Estate.

        "Kmart": Kmart Corporation, a Michigan corporation, and its successors and assigns.

        "Lease": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.1 of the [related] Loan Agreement.

        "Lease Guaranty": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.1 of the [related] Loan Agreement.

        "Lease Guaranty Termination": [With respect to any Mortgage Loan] a Lease Guaranty Termination as defined in the [related] Note Put Agreement.

        "Letter of Representations": A letter (in the form attached hereto as Exhibit D) from the Depositor and the Trustee to, and accepted by, the Depository, as such letter may be modified or supplemented, or any successor letter thereto.

        "Liquidated Mortgage Loan": [A] [The] Mortgage Loan after an Event of Default under the [related] Loan Agreement when the Trustee has reasonably determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

        "Liquidation Expenses": Expenses which are incurred by the Trustee in connection with the liquidation of a defaulted Mortgage Loan, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Trustee pursuant to Section 4.08 (to the extent such amount is reimbursable under the terms of Section 4.08) respecting such Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation.

        "Liquidation Proceeds": Cash (including Insurance Proceeds and Condemnation Proceeds) received by the Trustee in connection with the liquidation of [a] [the] defaulted Mortgage Loan, whether through the sale of such defaulted Mortgage Loan, the sale of the Mortgaged Estate securing such defaulted Mortgage Loan pursuant to foreclosure sale or otherwise, or revenues from or the sale of the related Mortgaged Estate if such Mortgaged Estate is acquired in satisfaction of such defaulted Mortgage Loan, other than amounts required to be paid to the Borrower pursuant to law or the terms of the related Mortgage Note.

        "Loan Agreement": [With respect to each Mortgage Note,] the [related] Loan Agreement between Depositor and [a] Borrower, pursuant to the terms and conditions of which the [related] Mortgage Loan was made.

        "Loan Documents": [With respect to each Mortgage Loan,] the [related] Note Put Agreement, the related Loan Agreement, the related Mortgage and each document in the Mortgage File [pertaining to such Mortgage Loan], and each other document which constitutes a Loan Document pursuant to the terms and provisions of [such] [the] Loan Agreement.

        "Make-Whole Premium": [With respect to each Mortgage Note,] has the meaning assigned to it in Section 2 of the [related] Loan Agreement. The Trustee shall be provided with a certificate evidencing the calculation of such amount by the Depositor.

        "Moody's": Moody's Investors Service, Inc., a Delaware corporation, its successors and assigns.

        "Mortgage": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.2 of the [related] Loan Agreement.

        "Mortgage File": The items referred to in Exhibit A-3 annexed hereto pertaining to the Mortgage Loan[s].

        "Mortgage Loan": The loan pursuant to [a] [the] Loan Agreement together with all right, title and interest of Depositor relating thereto, evidenced by the [related] Mortgage Note and secured by the [related] Mortgage, which Mortgage Loan was sold, conveyed, transferred and absolutely assigned by the Depositor to the Trustee and which is the subject of this Trust Agreement and included in the Trust Property. [Each] [The] Mortgage Loan is identified on the Mortgage Loan Schedule annexed hereto as Exhibit A-1.

        "Mortgage Loan Schedule": The schedule attached hereto as Exhibit A-1 setting forth the following information for the Mortgage Loan[s]: (i) [each] [the] Borrower's name; (ii) the Mortgaged Estate[s]; (iii) the maturity date[s]; (iv) [each] [the] Mortgage Note rate; (v) the first Due Date; (vi) a schedule setting forth the Mortgage Payments; and (vii) the original Principal Balance of [each] [the] Mortgage Loan.

        "Mortgage Note": [A] [The] promissory note, executed by [a] [the] Borrower as obligor and having [a] [the] maturity date and Mortgage Note rate specified in the Mortgage Loan Schedule, secured by [a] [the] Mortgage.

        "Mortgage Payments": The scheduled payments set forth in Exhibit A-1 of interest or principal and interest on the Mortgage Loan[s], as adjusted pursuant to the prepayment or other liquidation of such Mortgage Loan[s].

        "Mortgaged Estate": [With respect to each Mortgage Note,] the real and personal property securing [such] [the] Mortgage Note.

        "Net Liquidation Proceeds": Liquidation Proceeds net of Liquidation Expenses.

        "Non-Monetary Tenant Default": [With respect to a Lease,] any default under [such] [the] Lease by the [related] Tenant other than a default in the payment of Annual Rental or Additional Rent.

        "Note Put Agreement": [With respect to each Loan Agreement,] the Note Put Agreement by and between Depositor, [and] the [related] Tenant, [and Kmart] pursuant to the terms and conditions of which a Put of [such] [the] Mortgage Note may be made on the occurrence of certain events specified therein.

        "Officer's Certificate": A certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, the Treasurer or the Secretary or one of the Assistant

Treasurers or Assistant Secretaries or any other duly authorized officer of the Depositor and delivered to the Trustee containing the information required by Sections 11.12 and 11.13.

        "Opinion of Counsel": An opinion in writing signed by legal counsel who may be an employee of or counsel to the Depositor in form and substance acceptable to the Trustee containing the information required by Sections 11.12 and 11.13.

        ["Option Agreement": An option granted by [a][the] Borrower to [a][the] Tenant permitting such Tenant to acquire the [related] Project in the event Borrower does not perform its obligations under the [related] Lease and the [related] Construction Fund Disbursement Agreement.]

        "Paying Agent":  The Person designated as the Paying Agent pursuant to
Section 3.05.

        "Percentage Interest": The percentage of the whole undivided beneficial interest in the Trust Property held by a Holder, to be evidenced by a Certificate which shall state the percentage interest therein.

        "Permitted Encumbrances": The Permitted Encumbrances as defined in [each] [the] Mortgage.

        "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

        "Pledge Agreement": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.2 of the [related] Loan Agreement.

        "Principal Balance": The outstanding principal balance of [the] [a] Mortgage Note as of any specified date.

        "Principal Prepayment": Any payment or other recovery of principal on [a] [the] Mortgage Note (other than monthly receipts of amounts referred to in Section 4.02(a)), including any prepayment of principal pursuant to Section 3 of the [related] Loan Agreement, Insurance Proceeds and Condemnation Proceeds to the extent required to be deposited in the Certificate Account, and Liquidation Proceeds, which is received in advance of its scheduled Due Date.

        "Project": [A] [The] facility comprised of a retail store [constructed by [a] Borrower [and [a] Tenant]] for lease by [a] [such] Tenant on real property [which will be [acquired by] [owned by] [a] [such] Borrower and] [upon which such facility will be constructed on behalf of [such] Borrower] using the proceeds of [a] [the] Mortgage Loan.

        "Purchase Price": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 2.1 of the [related] Note Put Agreement.

        "Put": The right to require purchase of [a] [the] Mortgage Note by [a] [the] Tenant and Kmart pursuant to the [related] Note Put Agreement.

        "Rating Agency": Any nationally recognized statistical rating agency, or its successor, that rated the Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to the highest rating category of a Rating Agency shall mean AAA or better in the case of S&P and Aaa or better in the case of Moody's and in the case of any other Rating Agency shall mean a rating equivalent to such ratings.

        "Record Date": (i) With respect to any distribution, the close of business on the fifteenth day preceding the related Remittance Date, except with respect to a distribution pursuant to Section 3.01(f), in which case the Record Date is the close of business on the fifteenth day prior to the Remittance Date on which the related Mortgage Payment would, pursuant to the terms hereof, have been distributable to the Certificateholders had such Mortgage Payment been paid in full in a timely manner. (ii) With respect to any direction, consent, waiver, or other action to be given or taken by Certificateholders, the date established by the Trustee pursuant to Section 1.03(e) hereof.

        "Registered Global Certificate": The Certificate, if any, issued to the Depository in accordance with Article III and bearing the legend prescribed in Section 3.06(a).

        "Remittance Date": With respect to the Certificates, an interest or principal and interest payment date of ________ 1, 19__, and the first Business Day of each ________ and ____ thereafter until _____ 1, ____, or the payment of the unpaid principal balance in full, or such other date when a distribution is made pursuant to Section 3.01(c), 3.01(d), 3.01(e) or 3.01(f) hereof.

        "Rental Payment Account":  [The] [Each] trust account described in
Section 4.03.

        "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors of the Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors of the Trustee, the President, the Chairman of the Committee on Trust Matters, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        "[Second Mortgage": A Mortgage, Security Agreement and Assignment of Rents from [a] [the] Borrower to [a] [the] Tenant which grants a lien subordinate to the [related] Mortgage on [a] [the] Project to secure such Borrower's performance under the [related] Lease and under the [related] Construction Fund Disbursement Agreement.]

        "S & P": Standard & Poor's Ratings Group, a _______________ corporation, its successors and assigns.

        "Tenant" [or "Tenants"]:  [Kmart and] ___________, _____________ [or
____________,] [each of] which is a subsidiary of Kmart and which has entered into [the] [a] Lease with [a] [the] Borrower to occupy a Project.

        "Termination Premium": [With respect to each Mortgage Note,] has the meaning assigned to it in Section 2 of the [related] Note Put Agreement.

        "TIA": The Trust Indenture Act of 1939 as in effect on the date as of which this Trust Agreement was first qualified under such Act; provided, however, that in the event the Trust Indenture Act is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

        "Transfer Assurance":  A Transfer Assurance required pursuant to
Section 3.02(c).

        "Trust":  The grantor trust created pursuant to this Trust Agreement.

        "Trust Agreement": This Trust Agreement and all amendments hereof and supplements hereto.

        "Trustee": United States Trust Company of New York, and its permitted successors hereunder.

        "Trustee's Fee": The amount of the annual fee paid to the Trustee for its Administrative Expenses, including the reasonable expenses of preparing any tax returns as provided in Section 5.02, arising under this Trust Agreement, equal to $_____, payable by the Tenant[s] pursuant to the Consent and Agreement[s].

        "Trust Property": The corpus of the Trust, to the extent described herein, consisting of the Mortgage Loan[s], including all rights which secure the obligation of the Borrower[s] thereunder, the Mortgage Note[s], all Loan Documents, such assets as shall from time to time be identified as deposited in the Certificate Account (including the investment income thereon), property which secures the Mortgage Loan[s] and which has been acquired by foreclosure or deed in lieu of foreclosure (prior to its disposition) and Insurance Proceeds, Condemnation Proceeds and any other amounts receivable under the Mortgage Note[s] or the Loan Documents, and any funds advanced by the Certificateholders to Trustee or otherwise held by Trustee in accordance with the provisions hereof.

        "Underwriters": The several underwriters named in the Underwriting Agreement.

        "Underwriting Agreement": The Underwriting Agreement dated ________ __, 19__, between Kmart, the Depositor and Sutro & Co. Incorporated [on behalf of itself and the several underwriters named therein].

        Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Trust Agreement refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Trust Agreement. The following TIA terms used in this Trust Agreement have the following meanings:

        "Commission" means the SEC.

        "Indenture securities" means the Certificates.

        "Indenture security holder" means a Certificateholder.

        "Indenture to be qualified" means this Trust Agreement.

        "Indenture trustee" or "institutional trustee" means the Trustee.

        "Obligor" on the Indenture securities means Kmart.

        All other TIA terms used in this Trust Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        Section 1.03.  Acts of Holders.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Trust Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and to Kmart. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 1.03.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

        (c) The ownership of Certificates shall be proved by the Certificate Register.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

        (e) If the Trustee shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Trustee shall fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. Such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Certificates have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Certificates shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement not later than six months after the record date.


                                   ARTICLE II
                 CONVEYANCE OF MORTGAGE LOAN[S]; TRUST PROPERTY

        Section 2.01. Conveyance of Mortgage Loan[s]. As grantor of the Trust, the Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, set over, convey and absolutely assign to the Trustee without recourse (except as provided herein) in trust intending to establish the Trust, all right, title and interest of the Depositor in and to the Mortgage Loan[s], including all interest, Make-Whole Premium, Termination Premium and principal due or to become due from [each] [the] Borrower on or with respect to [each] [the] Mortgage Loan.

        In connection with such sale, conveyance, transfer and absolute assignment, the Depositor does hereby sell, transfer, convey and absolutely assign and deliver to, and deposit with, the Trustee the Mortgage Note[s] and all Loan Documents.

        The ownership of the Trust Property is vested in the Trustee without reservation of any right, title or interest whatsoever in the Depositor. The Depositor intends that the sale, conveyance, transfer and absolute assignment of the Depositor's right, title and interest in and to the Trust Property pursuant to this Trust Agreement shall constitute a purchase and sale and not a pledge of security for a loan. However, if for any reason such conveyance is deemed not to be a sale, the Depositor intends that the rights and obligations of the parties shall nevertheless be established pursuant to the terms of this Trust Agreement and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loan[s], all payments of principal of or interest on the Mortgage Loan[s], all other payments made in respect of the Mortgage Loan[s] (including, without limitation, any Make-Whole Premium or Termination Premium), and all proceeds of any thereof, and any other assets of the Trust, and that this Trust Agreement shall constitute a security agreement under applicable law.

        Section 2.02. Acceptance by Trustee. The Trustee acknowledges receipt of the documents referred to in Section 2.01, subject to any exceptions noted in a certificate of the Trustee delivered within 30 days after the Closing Date, and declares that it holds and will hold such documents delivered to it in trust for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review within 30 days after the Closing Date each of the documents described in Section 2.01 delivered to it to ascertain that all required documents have been executed and received, and that such documents relate to the Mortgage Loan[s] identified in the Mortgage Loan Schedule, as supplemented, that have been sold, conveyed, transferred and absolutely assigned to it. If the Trustee finds any document or documents constituting a part of the documents described in Section 2.01 to be missing, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days after such discovery) so notify the Depositor. At the conclusion of such review, the Trustee shall also notify the Depositor if, in examining such documents, or through any other means, the Trustee had notice or knowledge (a) of any adverse claim, lien or encumbrance against [any] [the] Mortgage Loan or [any] [the] [related] Mortgaged Estate, (b) that [any] [the] Mortgage Note was overdue or had been dishonored, (c) of evidence on the face of [any] [the] Mortgage Note or Mortgage of any security interest or other right or interest therein, or (d) of any defense against or claim to [any] [the] Mortgage Note by any party. The Depositor shall correct such omission or other irregularity referred to above within 90 days from receipt of such notice from the Trustee. The Trustee shall review the documents referred to in Section 2.01 only for the purpose set forth above in this Section 2.02 and the Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

        Within thirty (30) days of the Closing Date, the Trustee shall deliver to the Depositor, Kmart and the Certificateholders the Trustee's Certification substantially in the form attached hereto as Exhibit C.

        Section 2.03. Trust Property. The Trustee acknowledges that it holds the Trust Property conveyed pursuant to this Trust Agreement in trust for the use and benefit of all present and future Certificateholders.

        Section 2.04. Limitation of Powers. The Trust is constituted solely for the purpose of making the investment in the Trust Property, and, except as set forth herein, the Trustee is not authorized or empowered to acquire any other investments or engage in any other activities.


                                  ARTICLE III
                                THE CERTIFICATES

        Section 3.01.  The Certificates.

        (a) Form and Terms. The Certificates and the Trustee's certificate of authentication shall be substantially in the form attached hereto as Exhibit
B. Subject to the provisions of Section 3.06 hereof, the Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered or otherwise distinguished from one another. The Certificates shall be issued in denominations of $1,000 principal amount and any integral multiple thereof and shall be dated the date of their authentication. Each Certificate shall bear interest and have the other terms as are set forth in the Certificate Schedule and in such Certificate. Each Certificate shall evidence a beneficial ownership interest in the Trust Property and shall have no rights, benefits or interest in respect of any other separate pass-through trust, if any, or the trust property held in such other pass-through trust. All Certificates shall be in all respects equally and ratably entitled to the benefits of the Trust without preference, priority, or distinction on account of actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Trust Agreement.

        Certificates shall not be subject to optional prepayment except as provided herein.

        On the Closing Date, Trustee shall issue the Certificates indicated on the Certificate Schedule. The aggregate principal amount of the Certificates to be issued hereunder shall not exceed $___________.

        (b) Execution and Authentication. The Certificates shall be executed on behalf of the Trustee by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon. The signature of any such officer on the Certificates may be manual or facsimile.

        Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

        No Certificate shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for in Exhibit "B" annexed thereto duly executed by the Trustee by manual signature of an authorized officer, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and made available for delivery hereunder.

        (c) Prepayment Distribution. In the event of a prepayment of [a] [the] Mortgage Note pursuant to Section 3 of the [related] Loan Agreement (not including a Put pursuant to the [related] Note Put Agreement), the Trustee shall within 30 days following receipt of any amounts in connection with such prepayment distribute the portion of such amounts that have been deposited into the Certificate Account to the Certificateholders pro rata based upon their respective Percentage Interests.

        (d) Note Put Distribution. The Trustee shall, in the manner and to the extent required by Section 313(c) of the TIA, notify the Certificateholders of the occurrence of any Triggering Event (as defined in [a] [the] Note Put Agreement) known to the Trustee within five (5) Business Days after obtaining knowledge thereof.

        (i) Upon the occurrence of a Triggering Event, the Trustee, as provided in (ii) below or upon receipt, within 90 days of delivery of the notice pursuant to Section 3.01(d), of the written direction to exercise the Put by the Holders of Certificates evidencing Percentage Interests in the aggregate of not less than 66-2/3%, shall (A) exercise the Put in accordance with the terms and provisions of [such] [the] Note Put Agreement, including but not limited to delivering the [related] Mortgage Note, endorsed as provided in such Note Put Agreement, to the [related] Tenant [or Kmart, as the case may be,] upon receipt of the Purchase Price from the [related] Tenant [or Kmart],
(B) designate
the Purchase Date under [such] [the] Note Put Agreement, which Purchase Date shall be not more than 35 Business Days after receipt of such direction, and
(C) within 30 days following the receipt of the Purchase Price distribute such amount, less any unreimbursed reasonable costs and expenses incurred by the Trustee in connection with the exercise of the Put, to the Certificateholders pro rata based upon their respective Percentage Interests, whereupon this Trust shall terminate with respect to such Mortgage Note and the [related] Loan Documents. Upon execution and delivery of all documents reasonably necessary to assign the related Loan Documents to the purchaser of such Mortgage Note, the Trustee shall have no further obligations with respect to such Loan Documents or such Mortgage Note. The payment of the Purchase Price to Trustee as set forth herein and in the [related] Note Put Agreement and any other amounts due under the terms of the Note Put Agreement shall satisfy in full [the related] Tenant's and Kmart's obligations under the [related] Note Put Agreement.

        (ii) If the Triggering Event is a Lease Guaranty Termination, the Trustee shall exercise the [related] Put and take the other steps specified in
(i) above unless, within 30 days after sending the notice of the occurrence of the Triggering Event as provided in this Section 3.01(d), the Trustee receives written direction from the Holders of Certificates evidencing Percentage Interests in the aggregate of not less than 66-2/3% instructing the Trustee not to exercise such Put.

        (e) Liquidation Distribution. In the event of a liquidation of [a] [the] Mortgage Note by foreclosure or otherwise as a consequence of an Event of Default (not including a Put pursuant to the [related] Note Put Agreement), the Trustee shall within 30 days following receipt of any Net Liquidation Proceeds in connection with such liquidation distribute such amounts to the Certificateholders pro rata based upon their respective Percentage Interests. Once a Mortgage Loan has become a Liquidated Mortgage Loan and all Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan have been distributed to the Certificateholders, this Trust shall terminate with respect to such Liquidated Mortgage Loan and the [related] Loan Documents.

        (f) Late Payment Distribution. In the event that, due to unpaid Annual Rental, there are insufficient funds available on any Due Date to pay the Mortgage Payments on a Mortgage Note and subsequent to such Due Date such Annual Rental or any Additional Rent with respect thereto is paid, the Trustee shall, within 10 Business Days of receipt of such late Annual Rental or Additional Rent, distribute to the Certificateholders such unpaid portion of such Mortgage Payments together with interest on such overdue amount at the Overdue Rate (as defined in such Mortgage Note) to the extent received.

        (g) Adjustment of Debt Service. In the event of (i) an optional prepayment of all or any part of a Mortgage Note, (ii) an acceleration of the maturity date of a Mortgage Note by reason of an Event of Default, (iii) a Borrower becoming obligated to prepay a Mortgage Note pursuant to Section 3.3 of the [related] Loan Agreement, (iv) a reduction of Mortgage Payments due to the condemnation of a part of the [related] Project resulting in a reduction in Annual Rental, or (v) the sale of a Mortgage Note pursuant to a Note Put Agreement, the Debt Service shall be reduced to equal the aggregate Mortgage Payments on the remaining outstanding Mortgage Notes, after giving effect to any reduction in such Mortgage Payments by reason of an optional partial prepayment or a condemnation described in clause (iv) and excluding from "remaining outstanding Mortgage Notes," for this purpose, any Mortgage Note which is sold pursuant to the Note Put Agreement, which is prepaid in full, the maturity date of which has been accelerated, or which the Borrower is obligated to prepay in full pursuant to Section 3.3 of the related Loan Agreement.

        (h)     Notice of Distribution.  Notice of a distribution pursuant to
Section 3.01(c), (d) or (e) shall be given by sending such notice, by first-class mail, postage prepaid, not less than 10 days prior to the date fixed for such distribution. Notice of such distribution pursuant to any other provision hereof shall be given as soon as reasonably practicable following notice of the facts giving rise to such distribution by the Trustee. All notices of any such distribution shall be mailed to the Certificateholder at the address shown on the Certificate Register. The reasonable costs of such notices incurred by the Trustee shall be deducted from the amount of any such distribution.

        (i) Rights of Holders to Payments. The rights of the Certificateholders to receive payments with respect to the Trust Property in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Trust Agreement.

        Section 3.02.    Registration of Transfer and Exchange of Certificates.

        (a) The Trustee shall cause to be kept at its Corporate Trust Office or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the Certificate Registrar. If the Trustee is not the Certificate Registrar, the Depositor shall furnish to the Trustee on or before each Remittance Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Certificateholders, which list may be conclusively relied upon by the Trustee.

        (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or at the office of any designated agent of the Trustee maintained for such purpose, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, a new Certificate of a like tenor and dated the date of such execution and authentication by the Trustee.


        (c) No transfer of a Certificate or of a beneficial interest in a Registered Global Certificate shall be made unless the Trustee;



                (i) shall have received a Transfer Assurance consisting of either (A) a representation from the transferee of such Certificate or of such beneficial interest in a Registered Global Certificate to the effect that such transferee is not a Benefit Plan, nor a person acting on behalf of or purchasing for the benefit of any such Benefit Plan, which representation letter shall not be an expense of the Trustee, the Depository or the Depositor, or (B) in the case of any such Certificate presented for registration, or of any such beneficial interest in a Registered Global Certificate proposed to be registered on the books of the Depository or on those of a participant in such Depository, in the name of a Benefit Plan, or a trustee of any such Benefit Plan, an opinion of counsel reasonably satisfactory to the Trustee and Depositor to the effect that the purchase or holding of such Certificate or such beneficial interest will not result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or the Code, or that the purchase or holding of such Certificate or such beneficial interest qualifies as an exempt prohibited transaction under the provisions of ERISA or the Code, and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in this Trust Agreement, which opinion of counsel shall not be an expense of the Trustee, the Depository or the Depositor; or



                (ii) shall authorize such transfer after receiving a request therefor from the proposed transferee; provided that the Trustee shall not give such authorization if the Percentage Interest to be owned by such proposed transferee when added to the Percentage Interests owned by any Certificateholders or Beneficial Owners who had previously provided an opinion of counsel pursuant to Section 3.02(c)(i)(B) or received an authorization pursuant to this Section 3.02(c)(ii) would exceed 15%, and provided further that any such authorization by the Trustee shall not be considered a representation that an investment by any such transferee is an appropriate or permitted investment by any such transferee, and provided further that the Trustee shall have no obligation to inquire with respect to, or to determine, whether a Benefit Plan has attempted to become a Beneficial Owner without providing an opinion of counsel pursuant to Section 3.02(c)(i)(B) or obtaining an authorization from the Trustee pursuant to this Section 3.02(c)(ii).


        (d) In the absence of an opinion of counsel as provided in Section 3.02(c)(i)(B) or an authorization by the Trustee as provided in Section 3.02(c)(ii), the representation as described in Section 3.02(c)(i)(A) shall be deemed to have been made to the Trustee by a transferee's or Beneficial Owner's acceptance of a Certificate or beneficial interest therein. In the event that such representation is violated, or any attempt is made to transfer a Certificate or a beneficial interest therein to a Benefit Plan, or a person acting on behalf of or purchasing for the benefit of any such Benefit Plan, without an opinion of counsel as provided in Section 3.02(c)(i)(B) or an authorization of the Trustee as provided in Section 3.02(c)(ii), such attempted transfer shall be void and of no effect.



        (e) At the option of the Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of a like tenor, upon surrender of the Certificate to be exchanged at the Corporate Trust Office or at the office of any designated agent of the Trustee maintained for such purpose. Whenever a Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver a new Certificate which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.




        (f) No service charge shall be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.



        (g) All Certificates surrendered for transfer and exchange shall be destroyed by the Trustee.

        Section 3.03.    Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the undivided interest of the Certificateholder in the Trust Property, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

        Section 3.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate and the undivided interest in the Trust Property evidenced thereby for the purpose of receiving remittances pursuant to Section
5.01 and for all other purposes whatsoever, and the Trustee shall not be affected by notice to the contrary.

        Section 3.05. Appointment of Paying Agent. The Trustee shall initially serve as Paying Agent for the purposes of making distributions to Certificateholders pursuant to Section 5.01. The Trustee shall require each Paying Agent, other than the Trustee, to agree in writing that such Paying Agent shall hold in trust for the benefit of the Certificateholders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Certificates, and shall notify the Trustee of any default in making such payments.

        Section 3.06. Certificates Issuable in the Form of a Registered Global Certificate.

        (a) The Trustee shall, in accordance with this Article, execute, authenticate and deliver, Registered Global Certificates which, in the aggregate, (i) shall represent, and shall be denominated in an initial principal amount equal to, the original aggregate principal amount of the Certificates issued hereunder, (ii) shall be registered in the name of the Depository or its nominee, and (iii) shall bear a legend substantially to the following effect: "Unless this Registered Global Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange or payment, and any Registered Global Certificate issued is registered in the name of

Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

        (b)     Notwithstanding any other provision of this Section or of
Section 3.02, the Registered Global Certificates may be transferred, in whole but not in part and in the manner provided in Section 3.02, by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository selected or approved by the Depositor upon notice to the Trustee or to a nominee of such successor Depository.

        (c) The Depository shall be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

        (d) If (i) (A) the Depositor at any time advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities, or (B) the Depository at any time shall no longer be eligible under subsection (c) above, and the Depositor is unable to appoint a qualified successor within 90 days after the Depositor receives such notice or becomes aware of such condition, as the case may be, or (ii) the Depositor at any time, but only with the consent of Kmart, determines that the Certificates shall no longer be represented by Registered Global Certificates and that the provisions of this Section shall no longer apply to such Certificates, then this Section shall no longer be applicable to the Certificates. In such event,
(x) the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Certificates in definitive registered form and (y) upon surrender of the Registered Global Certificates to the Trustee, accompanied by reregistration instructions from the Depository, the Trustee shall execute, authenticate and deliver Certificates in definitive registered form without coupons, in authorized denominations, and in an aggregate Percentage Interest equal to the Percentage Interest evidenced by the Registered Global Certificates then outstanding in exchange for such Registered Global Certificates. Upon the exchange of the Registered Global Certificates for such Certificates in definitive registered form without coupons in authorized denominations, such Registered Global Certificates shall be canceled by the Trustee. If such exchange occurs as a result of the events described in (i) above, all costs of the preparation, execution, authentication and delivery of such Certificates shall be paid [pro rata] from the Rental Payment Account[s]. If such exchange occurs at the request of the Depositor pursuant to (ii) above, the Depositor shall pay all such costs. Such Certificates in definitive registered form issued in exchange for the Registered Global Certificate pursuant to this subsection (d) shall be registered in the names and in authorized denominations set forth in the registration instructions. The Trustee shall deliver such Certificates to the Persons in whose names such Certificates are so registered.

        (e) As long as the Certificates are represented by the Registered Global Certificates, all distributions in respect of such Certificates shall be made by wire transfer of immediately available funds on the date such distributions are due in accordance with the Letter of Representations, and the Depositor shall or shall cause the Trustee to provide to the Depository any notices referred to in the Letter of Representations in accordance with the Letter of Representations.

        (f) Unless and until Certificates in definitive registered form are issued pursuant to paragraph (d) above, on the Record Date prior to each Remittance Date, the Trustee will request from the Depository a securities position listing setting forth the names of all participants in such Depository reflected on the Depository's books as holding interests in the Registered Global Certificates on such Record Date. The Trustee shall mail to each such Depository participant the statements described in Section 5.02.

        Section 3.07. Temporary Securities. Pending the preparation of definitive Certificates, the Trustee may execute and authenticate and make available for delivery, temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Certificates may determine, as conclusively evidenced by their execution of such temporary Certificates. The Depositor shall bear the cost of preparation of any temporary Certificates.

        If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to Section 3.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and make available for delivery in exchange therefor a like principal amount of definitive Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Trust Agreement as definitive Certificates. Once so exchanged, the temporary Certificates shall be cancelled by the Trustee.

                                   ARTICLE IV
                       RECEIPT AND DISTRIBUTION OF INCOME
                      AND PROCEEDS FROM THE TRUST PROPERTY

        Section 4.01. Calculation of Distributions. The Trustee shall calculate the Available Distribution Amount, make distributions on each Remittance Date as set forth in Section 5.01 and have full power and authority to do any and all things which it may deem necessary or desirable in connection with such duties.

        Section 4.02. Receipt of Lease Payments; Collection of Lease and Lease Guaranty Payments; Collection of Indemnity Agreement Payments; Collection of Mortgage Loan Payments; Investment Direction.

        (a) Pursuant to the Consent and Agreement[s], [each] Tenant under [the] [each] Lease will pay all Annual Rental and Additional Rent (except for Real Estate Taxes (as defined in the related Lease) and amounts payable directly to a third party pursuant to such Lease, which shall be payable in accordance with such Lease) payable by [each] Tenant under [the] [each] Lease directly to the Trustee. All such Annual Rental and Additional Rent received by Trustee shall be deposited by the Trustee in the Rental Payment Account as described in Section 4.03 hereof, invested in Eligible Investments in accordance with Section 4.02(d) of this Trust Agreement, and applied in accordance with Section 4.04 hereof; provided that, subsequent to the Trustee becoming aware of the occurrence of an Event of Default pursuant to Section
7.01 hereof (except for a Non-Monetary Tenant Default), and during the time such Event of Default continues without being cured, or waived, all Annual Rental and Additional Rent from the [related] Lease received by Trustee shall be deemed received pursuant to the Assignment of Leases and Rents and shall be deposited by the Trustee in the Certificate Account as described in Section
4.05 hereof, shall be invested in accordance with Section 4.02(d) hereof, and shall be applied in accordance with Section 4.06 hereof.

        (b) In the event the Trustee does not receive any monthly installment of Annual Rental on the date set forth in [the] [each] Lease, taking into account any grace period provided for therein, the Trustee is hereby directed to and the Trustee shall notify the [related] Borrower (as landlord), the [related] Tenant [and Kmart] in writing regarding [the] [such] Tenant's failure to make such timely payment. In the event the Trustee does not receive the monthly installment of Annual Rental within the greater of [five] Business Days of giving such written notice or any applicable grace period under [the] [such] Lease and [the [related] Lease Guaranty], the Trustee, at the written direction of the Holders of Certificates of Percentage Interests aggregating not less than 66-2/3%, shall use its best efforts to enforce the provisions of [the] [such] Lease [and [the] [such] Lease Guaranty] by exercising all of the remedies available to it at law and in equity, including, but not limited to, the remedies available under [the] [such] Lease [and [the] [such] Lease Guaranty], provided that the Trustee shall give notice of intent to terminate or take action to terminate [the] [such] Lease only at the written direction of Holders of Certificates of Percentage Interests aggregating not less than 66-2/3% to take such action.

        (c) Continuously from the date hereof until the principal and interest on, the Mortgage Loan[s] are paid in full, the Trustee will use reasonable best efforts to collect all payments due under the Mortgage Loan[s] when the same shall become due and payable. The Trustee shall also review any official receipts from any taxing authority provided to it pursuant to Section 1.08(c) of the Mortgage[s] to monitor payment of Impositions (as defined in the Mortgage[s]). [The Trustee also shall use its best efforts to collect any amount that becomes due pursuant to [the] [an] Indemnity Agreement. Any amounts collected by the Trustee pursuant to [the] [an] Indemnity Agreement shall be deposited in the [related] Rental Payment Account, provided that during any period when the proviso of Section 4.02(a) applies to the [related] Annual Rental and Additional Rent, any amounts received under the [related] Indemnity Agreement shall be deposited in the Certificate Account and applied in accordance with Section 4.06 hereof.]

        (d)(i) Funds in [the] [each] Rental Payment Account and [the] [each] Capitalized Debt Service Account shall be invested in Eligible Investments [at the written direction of the Borrower [on whose behalf such accounts have been established]]. Funds in the Certificate Account shall be invested by the Trustee in Eligible Investments described in subparagraph (i), (ii) or (iv) of the definition thereof (or in the further proviso at the end of such definition). All such investments shall mature on or prior to the next succeeding Determination Date and in no event shall be invested in obligations maturing later than 90 days from the investment date. The risk of investment loss with respect to funds in [the] [each] Rental Payment Account and [the] [each] Capitalized Debt Service Account shall be borne by the Borrower [on whose behalf such accounts have been established]. The risk of investment loss with respect to funds in the Certificate Account shall be borne by the Certificateholders. On or after the Due Date and prior to the next succeeding Determination Date, the Trustee shall be prohibited from selling or transferring Eligible Investments prior to maturity unless and until a default shall have occurred under [a] [the] Mortgage Note. In the event the Trustee shall not have received at least twenty-four hours' written notice as to any investment direction from [the] [a] Borrower, upon the maturity of an existing investment, the Trustee shall be authorized to invest maturing amounts in Eligible Investments described in subparagraph (iv) of the definition thereof (or in the further proviso at the end of such definition) until further directed in writing as to investments of such amounts. Investment earnings and losses on any Eligible Investment shall be deposited to or charged to the account in which the funds used for any such Eligible Investment were deposited. The Trustee shall have no responsibility for any loss on any Eligible Investments.

        (ii) If an Event of Default occurs under [a] [the] Mortgage Note or Loan Documents [with respect to a Mortgage Loan], the Borrower [of such Mortgage Loan] shall be prohibited from directing investments as contemplated above and the Trustee shall invest in Eligible Investments described in subparagraph (i), (ii) or (iv) of the definition thereof (or in the further proviso at the end of such definition).

        Section 4.03. Establishment of Rental Payment Account[s]; Deposits in Rental Payment Account[s]. The Depositor (on behalf of [the] [each] Borrower) hereby establishes [the] [a separate] Rental Payment Account with the Trustee. [Such] [Each such] account shall be maintained as a fund separate and distinct from other accounts [(including other Rental Payment Accounts)] created under this Trust Agreement. Prior to an Event of Default with respect to such Borrower's Mortgage Loan pursuant to Section 7.01 hereof (except for a Non-Monetary Tenant Default), [the] [such] Rental Payment Account shall remain the property of the Borrower [on whose behalf such Rental Payment Account was established], subject to the rights of the Trustee under Section 4.04 of this Trust Agreement and under [the] [such Borrower's] Pledge Agreement.

        The Trustee shall cause to be deposited in [the] [such] Rental Payment Account and retained therein:

        (a) All payments (including Annual Rental and Additional Rent) received pursuant to the terms of the [related] Lease [and Lease Guaranty] other than Condemnation Proceeds and Insurance Proceeds and pursuant to the terms of the [related] Indemnity Agreement, subject to the proviso of Section 4.02(a) hereof;

        (b) Subject to the provisions of the [related] Lease, all Insurance Proceeds or Condemnation Proceeds received pursuant to Section 17 or Section 18 of [the] [such] Lease in excess of the amounts required to make the mandatory prepayment of the [related] Mortgage Notes pursuant to Section 3.3 of the [related] Loan Agreement; and

        (c) All earnings (or losses) on funds held in [the] [such] Rental Payment Account derived from Eligible Investments.

The foregoing requirements for deposit in the Rental Payment Account[s] shall be exclusive.

        Section 4.04.  Permitted Withdrawals From the Rental Payment
Account[s].   The Trustee shall cause the withdrawal of funds from [the] [a]
Rental Payment Account for the following purposes and in the following order of priority:

        (a) Upon the occurrence of an Event of Default [with respect to a Borrower's Mortgage Loan] pursuant to Section 7.01 hereof (except for a Non-Monetary Tenant Default), to transfer to the Certificate Account all amounts in the Rental Payment Account

[related to such Mortgage Loan] and to apply such amounts pursuant to the provisions of Section 4.06 hereof;

        (b) to transfer to the Certificate Account (i) on each Due Date an amount equal to the Mortgage Payments due and unpaid on the [related Borrower's] Mortgage Loan as of such Due Date and (ii) on the next Business Day after receipt any amounts distributable to the Certificateholders under Section 3.01(f).


        (c) to pay the Trustee for any amounts due pursuant to Section 3.06(d), for any unreimbursed Extraordinary Expense Advances required by [the related] Borrower's default pursuant to the [related] Mortgage Note or the [related] Loan Documents and for [such Borrower's ratable portion of] due and unpaid Trustee's Fees, and to reimburse Trustee for any expenses, costs and liabilities for which it is entitled to reimbursement hereunder or under the [related] Mortgage Note or the Loan Documents [related to such Borrower's Mortgage Loan]; prior to an Event of Default [with respect to such Borrower's Mortgage Loan] the Trustee's right to reimburse itself pursuant to this clause
(c) with respect to [the] [such Borrower's] Mortgage Loan is limited to reimbursement for amounts due pursuant to Section 3.06(d); subsequent to an Event of Default [with respect to such Borrower's Mortgage Loan] pursuant to
Section 7.01 (except for a Non-Monetary Tenant Default), the Trustee shall have a prior lien on all moneys in [the] [such Borrower's] Rental Payment Account for payment or reimbursement of Extraordinary Expense Advances [related to such Mortgage Loan], [such Borrower's ratable portion of] due and unpaid Trustee's Fees, and other amounts owed it and payable by [such] Borrower under any provision of the [related] Mortgage Note or the [related] Loan Documents, provided, however, that so long as [(i) no default exists under the [related] Lease Guaranty, taking into account any grace period provided for therein, or
(ii)] no direction has been given by Certificateholders owning Percentage Interests of at least 66-2/3% to exercise rights or remedies under such Mortgage Notes or Loan Documents, the payments pursuant to Section 4.04(a) and
(b) above shall be made by Trustee free and clear of such lien; and

        (d) to disburse to [the related] Borrower any amounts remaining in the Rental Payment Account promptly following the second scheduled Remittance Date after the Closing Date, and on each anniversary thereafter to such Remittance Date, after paying or providing for the payment or withdrawal of amounts described in clauses (a), (b) and (c) above.

        Section 4.05. Establishment of Certificate Account; Deposits in Certificate Account. With respect to the Mortgage Loan[s], the Trustee shall cause to be segregated and held all funds collected and received pursuant to the Mortgage Loan[s] separate and apart from any of its own funds and general assets and shall cause to be established and maintained a Certificate Account in the form of a trust account titled "Mortgage Pass-Through Certificates (_____________________________) Series 199_, Certificate Account" in trust for the benefit of the Certificateholders.

8

        The Trustee shall cause to be deposited in the Certificate Account upon receipt, and retained therein:

        (a) All scheduled payments due on account of principal and interest on the Mortgage Loan[s], and all Principal Prepayments and interest related thereto collected;

        (b) All payments on account of Make-Whole Premium or Termination Premium on the Mortgage Loan[s];

        (c)   Net Liquidation Proceeds;

        (d) Subject to the provisions of the [related] Lease, (i) all Insurance Proceeds received pursuant to Section 17 of [the] [such] Lease not to exceed the amounts required to make the mandatory prepayment of the [related] Mortgage Note pursuant to Section 3.3 of the [related] Loan Agreement, and [(ii) any other Insurance Proceeds;]

        (e) Subject to the provisions of the [related] Lease, all Condemnation Proceeds pursuant to Sections 18(d) and 18(g) of [the] [such] Lease not to exceed the amounts required to make the mandatory prepayment of the [related] Mortgage Note pursuant to Section 3.3 of the [related] Loan Agreement;

        (f) All proceeds paid to Trustee by a Tenant [or Kmart] following an exercise of [the] [a] Put pursuant to [the][a] Note Put Agreement;

        (g) All earnings (or losses) on funds held in the Certificate Account derived from Eligible Investments; and

        (h) All amounts required to be deposited therein under Sections 4.02(a), [4.02(c),] 4.04(a), [and] 4.04(b) [and 4.07].

The foregoing requirements for deposit in the Certificate Account shall be exclusive.

        Section 4.06. Permitted Withdrawals From the Certificate Account. The Trustee shall, from time to time, cause the withdrawal of funds from the Certificate Account for the following purposes and in the following priority:

        (a) to make payments to the Certificateholders in the amounts and in the manner provided for in Section 5.01;

        (b) subsequent to an Event of Default [with respect to such Borrower's Mortgage Loan] pursuant to Section 7.01 hereof (except for a Non-Monetary Tenant Default), to pay the Trustee for any unreimbursed Extraordinary Expense Advances required by [the related] Borrower's default pursuant to the [related] Mortgage Note or the [related] Loan Documents and for [such Borrower's ratable portion of] due and unpaid Trustee's Fees, and to reimburse Trustee for any expenses, costs and liabilities for which it is entitled to reimbursement hereunder or under the Loan Documents [related to such Borrower's Mortgage Loan]; and, in such event, the Trustee shall have a prior lien for itself on all moneys in the Certificate Account for payment or reimbursement of Extraordinary Expense Advances [related to such Mortgage Loan], [such Borrower's ratable portion of] due and unpaid Trustee's Fees, and other amounts owed it and payable by [such] Borrower under any provision of the [related] Mortgage Note or the [related] Loan Documents, provided, however, that so long as [(i) no default exists under the [related] Lease Guaranty, taking into account any grace period provided for therein, or (ii)] no direction has been given by Certificateholders owning Percentage Interests of at least 66-2/3% to exercise rights or remedies under such Mortgage Note or Loan Documents, the payments pursuant to Section 4.06(a) above shall be made by Trustee free and clear of such lien; and

        (c) to make any payments to clear and terminate the Certificate Account upon the termination of this Trust Agreement.

        [Section 4.07. Capitalized Debt Service Account[s]. The Depositor (on behalf of each Borrower listed on Exhibit A-4 hereto) hereby establishes from the proceeds of the [related] Mortgage Loan [the] [a separate] Capitalized Debt Service Account with the Trustee. [This] [Each such] account shall be maintained as a fund separate and distinct from other accounts [(including other Capitalized Debt Service Accounts)] created under this Trust Agreement. [The] [Such] Capitalized Debt Service Account shall remain the property of the Borrower [on whose behalf such Capitalized Debt Service Account was established,] subject to the rights of the Trustee under the terms of this Trust Agreement and the pledge thereof by [such] Borrower pursuant to the Pledge Agreement to secure [the] [such Borrower's] Mortgage Loan; provided that, subsequent to the Trustee becoming aware of the occurrence of an Event of Default [with respect to such Borrower's Mortgage Loan] pursuant to Section
7.01 hereof (except for a Non-Monetary Tenant Default), all amounts in the [related] Capitalized Debt Service Account shall be transferred to the Certificate Account and shall be applied in accordance with Section 4.06 hereof. The Trustee shall cause to be deposited into [the] [such] Capitalized Debt Service Account (i) the amount of the Capitalized Debt Service Reserve received on the Closing Date [with respect to such Mortgage Loan] and (ii) all amounts received on earnings on or income from (or losses due to) any investments or reinvestments of [the] [such] Capitalized Debt Service Reserve in Eligible Investments.

        The Trustee shall cause the transfer of funds from [the] [each] Capitalized Debt Service Account to the Certificate Account on the dates and in the amounts set forth in the attached Exhibit A-4. Upon the payment of all of the amounts set forth in Exhibit A-4 [with respect to the Capitalized Debt Service Account established on behalf of a Borrower], and provided that no default or Event of Default shall have occurred and be continuing (except for a Non-Monetary Tenant Default) under any [related] Mortgage Note or Loan Documents, Trustee shall disburse to the [related]

Tenant without requisition any amounts remaining in [the] [such] Capitalized Debt Service Account.]

        Section 4.08.  Realization Upon Defaulted Mortgage Loan.

        (a) If an Event of Default with respect to a Mortgage Loan has occurred and is continuing and if Certificateholders holding Percentage Interests aggregating not less than 66-2/3% direct, the Trustee, after receiving indemnity for its reasonable costs, expenses and liabilities with respect thereto to its reasonable satisfaction from the Certificateholders in accordance with Section 8.02 (iii), shall use its best efforts to foreclose upon or otherwise comparably convert the ownership of the Mortgaged Estate securing such Mortgage Loan; shall manage, conserve and protect such Mortgaged Estate for the purposes of its disposition and sale; and shall dispose of such Mortgaged Estate as promptly as is reasonably possible. Upon sale or other conveyance of all or any part of such Mortgaged Estate by the Trustee, the Trust shall have no further right, title or interest in the Mortgaged Estate, or portion thereof, so sold or conveyed. [Notwithstanding anything herein to the contrary, a default under one Loan Agreement or related Loan Documents shall not constitute a default under any other Loan Agreement or Loan Documents.]

        (b) Notwithstanding the foregoing, if the Trustee has actual knowledge or reasonably believes that all or any part of a Mortgaged Estate is affected by hazardous or toxic wastes or substances, the Trustee need not cause the Trust to acquire title to such Mortgaged Estate in a foreclosure or similar proceeding. In connection with such activities, the Trustee shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in trustee activities by leading national banking associations, and, in particular, the Trustee may request such certificates of appropriate public officials and agencies, if any, a history of such Mortgaged Estate and its uses, other evidence reasonably satisfactory to the Trustee showing that such Mortgaged Estate conforms to existing environmental laws, regulations and rules, and that no conditions exist in, on or beneath the surface of such Mortgaged Estate that are or might become hazardous materials, and including but not limited to an environmental report or reports from a company reasonably satisfactory to Trustee, showing the current state of storage, disposal or release of any oil, fuels, gases, chemicals, trash, garbage or other solid wastes or hazardous materials which report or reports shall be based upon complete and thorough on-site inspections of such Mortgaged Estate, including but not limited to investigations of the soil, surface water and groundwater, to confirm the presence or absence of any hazardous materials on or beneath the surface of such Mortgaged Estate or adjacent lands. Any expenses incurred by Trustee in connection with obtaining any such certificates or reports, if not paid by the Borrower, shall be Extraordinary Expense Advances.

        (c) The activities set forth in Section 4.08(a) are also subject to the proviso that the Trustee may, but shall not be required to, expend its own funds in connection with any foreclosure or towards the restoration of a Mortgaged Estate if it shall determine that (i) such restoration or foreclosure will increase the Net Liquidation Proceeds of the related Mortgage Loan to Certificateholders after reimbursement for such expenses and (ii) such expenses will be recoverable either through Liquidation Proceeds or revenues from such Mortgaged Estate.

        Section 4.09. Trustee Compensation. The Trustee's Fee shall be paid pursuant to the terms of the Consent and Agreement[s]. The Trustee, as compensation for its activities hereunder (other than those covered by the Trustee's Fee), shall be entitled to receive amounts representing reimbursement for Extraordinary Expense Advances and reimbursement for certain expenses, as specified by Sections 3.01(d), 3.01(h), 3.06(d), 4.04(c) and 4.06(b).

        Section 4.10. Rights of the Certificateholders. The Trustee shall afford the Certificateholders, upon reasonable notice and during normal business hours, access to all records maintained by the Trustee in respect of its rights and obligations hereunder and access to officers of the Trustee responsible for such obligations. Upon request, the Trustee shall furnish the Certificateholders with its most recent publicly available financial statements.


                                   ARTICLE V
                       PAYMENTS TO THE CERTIFICATEHOLDERS

        Section 5.01.  Distributions.

        (a) The Trustee shall cause to be distributed, from funds in the Certificate Account, the following amounts:

                (i) on each Remittance Date, to each Certificateholder an amount equal to the Debt Service due on the Certificate or Certificates held by such Certificateholder; provided, however, that the foregoing shall not apply to amounts deposited in the Certificate Account under Section 4.02(a), 4.02(c), 4.04(a) or 4.07 if the maturity of the related Mortgage Loan has been accelerated pursuant to the terms of the related Loan Documents. Any amounts referred to in the proviso contained in the preceding sentence, together with the interest earned thereon, shall, after such acceleration, be held in the Certificate Account until such time as they constitute Liquidation Proceeds, at which time the Net Liquidation Proceeds attributable thereto shall be disposed of as provided in sections 3.01(e) and 5.01(a)(ii); and

                (ii) on the date provided for distributions pursuant to Section 3.01(c), (d), (e) or (f), to each Certificateholder an amount equal to the amount payable on the Certificate or Certificates held by such Certificateholder pursuant to Section 3.01(c), (d), (e) or (f), as the case may be; and

                (iii) concurrently with the termination of the Trust pursuant to Section 9.01 hereunder, to each Certificateholder an amount equal to the product of (a) all amounts remaining in the Certificate Account after giving effect to the distributions provided for in clauses (i) and (ii) hereof, and
(b) the  Percentage Interest of such Certificateholder.

        (b) All distributions made to Certificateholders on each Remittance Date shall be made to the Certificateholders of record on the Record Date (other than as provided in this Trust Agreement or in the form of Certificate respecting the final distribution), (i) by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Trustee in writing at least 10 Business Days prior to such Remittance Date and such Holders hold Certificates in the aggregate principal amount of $1,000,000 or more or (ii) for all other Holders of Certificates, by check mailed to the address of the Person entitled thereto as it appears on the Certificate Register. Notwithstanding any of the provisions of this subsection
(b) to the contrary, so long as all of the outstanding Certificates are held by the Depository, all distributions in respect of such Certificates shall be made by wire transfer in immediately available funds in accordance with the Letter of Representations. All distributions in respect of the Certificates shall be made without presentation or surrender, except that the final distribution in accordance with Section 9.02 will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office or such other agency of the Trustee specified in the final distribution notice to Certificateholders. If on any Determination Date, the Trustee reasonably determines that [the] [no] Mortgage Loan is [not] outstanding and there are no other funds or assets in the Trust Property other than the funds in the Certificate Account, the Trustee shall send the final distribution notice to each Certificateholder and make provision for the final distribution in accordance with Section 9.02.

        Section 5.02. Statements to Certificateholders. Not later than each Remittance Date, Trustee will cause to be sent to each Certificateholder a statement setting forth the following information with respect to each Certificate (which information may be aggregated for all Certificates held by the same Holder), after giving effect to the distributions to be made pursuant to Section 5.01 on or as of such Remittance Date:

                (i) the portion of such distribution allocable to principal on the Mortgage Note[s];

                (ii) the portion of such distribution allocable to interest on the Mortgage Note[s];

                (iii) the amount of any Extraordinary Expense Advance by the Trustee pursuant to Section 5.03; and

                (iv)  whether [the] [a] Mortgage Loan is delinquent.

        In addition, not more than 90 days after the end of each calendar year or by such earlier time as may be required under the Code, the Trustee will furnish a report to each holder of a Certificate at any time during such calendar year, an annual statement of interest paid on the Mortgage Note[s] in accordance with the requirements of applicable federal income tax law.

        The Trustee shall cause to be prepared and shall file any and all tax returns, information statements or other filings required to be delivered to
(a) any governmental taxing authorities or (b) the Certificateholders pursuant to any applicable law with respect to the Trust Property and the transactions contemplated hereby. The costs of any such filings, including the costs of any accounting firm or other organization retained to assist in the preparation of any such filings, shall be considered an ordinary cost and expense of the Trustee included within the Trustee's Fee and not subject to reimbursement by the Depositor, any Borrower or otherwise.

        Section 5.03. Advances by Trustee. The Trustee may from time to time following an Event of Default make such Extraordinary Expense Advances as Trustee in its sole discretion deems advisable, provided, however, that it shall not be obligated to make any such advances unless it is satisfied as to the availability of reimbursement, pursuant to the terms hereof or from the Certificateholders.


                                   ARTICLE VI
                                 THE DEPOSITOR


        Section 6.01. Maintaining Corporate Existence of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Trust Agreement, the Certificates or the Mortgage Loan[s] and to perform its duties under this Trust Agreement.



        The Depositor will not, on or after the date of execution of this Trust Agreement (i) engage in any business or activities other than those set forth in Article III of the Certificate of Incorporation of the Depositor, (ii) incur any indebtedness other than trade payables incurred in the ordinary course of business, or (iii) amend, or propose to its shareholders for their consent any amendment of, its Certificate of Incorporation or Bylaws without giving notice thereof in writing not less than 30 days nor more than 90 days prior to the date on which such amendment is to become effective to Trustee and without first obtaining the written consent of Trustee.

        Section 6.02. Limitation on Liability of the Depositor. Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any liability which would otherwise be imposed by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

        The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties pursuant to this Trust Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.


                                  ARTICLE VII
                                    DEFAULT

        Section 7.01. Events of Default. The occurrence of any event constituting an event of default as defined in [any] [the] Mortgage Note or any Loan Document shall constitute an Event of Default under this Trust Agreement. If an Event of Default shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied or waived, the Trustee, at the written direction of the Holders of Certificates of Percentage Interests aggregating not less than 66-2/3%, shall exercise any rights and remedies that it may have pursuant to [such] Mortgage Note or any [related] Loan Document, as modified by the provisions of this Trust Agreement, or at law or equity, including injunctive relief and specific performance, provided that, if, as a result of the occurrence of an Event of Default, the Trustee acquires any property other than cash, whether pursuant to foreclosure or otherwise, the Trustee shall sell such property as promptly as is reasonably possible. [A failure to pay with respect to any Mortgage Note or a default under any Loan Document will not constitute a default under any unrelated Mortgage Note or under any unrelated Loan Documents and will not give rise to any right of the Trustee to exercise any remedies with respect to such unrelated Mortgage Note or unrelated Loan Documents.] The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Trust Agreement at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable indemnity pursuant to Section 8.02(iii) against the costs, expenses and liabilities which the Trustee may incur. The Trustee shall apply the proceeds recovered in the enforcement of the rights and remedies under this Trust Agreement in accordance with the terms of this Trust Agreement.

        Section 7.02. Waiver of Defaults. The Trustee, at the written direction of Holders of Certificates of Percentage Interests aggregating not less than 66-2/3%, shall waive any default hereunder or under any Mortgage Note or Loan Document and the consequences of any such default, except that a default in the making of any required distribution on the Certificates may only be waived by the affected Certificateholders. The Trustee shall have no authority to exercise the right of waiver if, as a result thereof, this Trust would fail to be characterized as a trust for federal income tax purposes. The Trustee may rely upon an Opinion of Counsel as set forth in Section 8.02 if it reasonably believes that such an act may cause the Trust to fail to be characterized as a trust for federal income tax purposes. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Trust Agreement. No such waiver shall extend to any subsequent Event of Default or impair any right consequent thereon except to the extent expressly so waived.

        Section 7.03. Notification to Certificateholders. The Trustee shall, in the manner and to the extent required by Section 313(c) of the TIA, notify the Certificateholders, the [related] Tenant and Kmart of any Event of Default known to the Trustee within the later of 90 days from the occurrence thereof or 30 days after obtaining knowledge thereof, unless such Event of Default has been cured or waived before the giving of such notice. Except in the case of a default in the payment of principal of, or interest on, the Mortgage Note[s], the Trustee may withhold such notice if and so long as its board of directors, the executive committee of the board of directors or a committee of its directors and/or responsible officers in good faith determine that the withholding of such notice is in the interests of the Certificateholders.

        Section 7.04. Rights of Certificateholders to Direct Proceedings. Anything in this Trust Agreement to the contrary notwithstanding, the Holders of Certificates of Percentage Interests aggregating not less than 66-2/3% shall have the right, at any time during the continuance of an Event of Default, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, place and method of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Loan Documents; provided, however that such direction shall not be otherwise than in accordance with the provisions of law and this Trust Agreement and provided that such Holders shall have provided to the Trustee the reasonable indemnity pursuant to Section 8.02 (iii) against the costs, expenses and liabilities which the Trustee may incur in connection with such proceedings.

        Section 7.05. Rights of Certificateholders to Receive Payment. Notwithstanding any other provision in this Trust Agreement, the right of any Certificateholder to receive distributions pursuant to Section 5.01, on or after the respective Remittance Dates set forth herein or in the Certificates, or to bring suit for the enforcement of any such distribution on or after such respective dates shall not be impaired or affected without the consent of such Certificateholder.

        Section 7.06. Remedies Cumulative. No remedy given hereunder to the Trustee or to any of the Certificateholders shall be exclusive of any other remedy or remedies, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

        Section 7.07. Trustee Default. In the event of any breach by the Trustee of its obligations pursuant to this Trust Agreement, the Certificateholders and the Depositor shall be entitled to exercise all rights and remedies to which they may be entitled at law or in equity.

        Section 7.08. Notice to Tenant[s] [and Kmart]. The Trustee shall promptly notify the [related] Tenant [and Kmart] of the exercise of any remedies under this Trust Agreement, under [any] [the] Mortgage Note or under any Loan Document. Failure to give such notice or notice under Section 7.03 hereof shall not impair or limit the Trustee's right to pursue any such remedies or any other right or remedy to which it may be entitled.


                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

        Section 8.01. Duties of Trustee. [With respect to each Mortgage Note] the Trustee, prior to the occurrence of an Event of Default [related to such Mortgage Note] and after the curing or waiver of all Events of Default [related to such Mortgage Note] which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement. In case an Event of Default has occurred [related to such Mortgage Note] (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs. No permissive rights of the Trustee shall be construed as a mandatory duty of the Trustee. If the Trustee becomes aware of the occurrence of any event which, with the giving of notice and, if applicable, the passage of time without cure, would constitute an event of default as defined in any Loan Document, the Trustee, if it is an appropriate party (or an assignee of an appropriate party) to give such notice, is authorized and directed to give such notice in accordance with such Loan Document.

        The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Trust Agreement, shall examine them to determine whether they conform to the requirements of this Trust Agreement and if they are deemed to be deficient, Trustee shall request cure of any such deficiency within a reasonable period of time for such cure. If such deficiency is not cured to the satisfaction of Trustee, the Trustee may treat the requirement pursuant to which such instrument is furnished as not having been satisfied.

        No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement;

                (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement; and

                (iv) The Trustee shall have no authority to perform any act which, if consummated, would cause the entity created hereunder to fail to be characterized as a trust for federal income tax purposes. The Trustee may rely upon an Opinion of Counsel, as set forth in Section 8.02, if it reasonably believes that such an act may cause the Trust to fail to be characterized as a trust for federal income tax purposes. Nothing in this Section 8.01(iv) is intended to prevent the Trustee from exercising any right or remedy to which it is entitled hereunder or under any Loan Document.

        The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any rights or powers, if there is reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Section 8.02. Certain Matters Affecting Trustee. Except as otherwise provided in Section 8.01:

                (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel, provided that any cost incurred by the Trustee shall be reimbursable only to the extent provided in Sections 3.01(d), 3.06(d), 4.04(c), 4.06(b) and 4.09 hereof;

                (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty; and the Trustee shall not be answerable for other than negligence or willful misconduct in performance of such act. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Trust Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs;

                (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

                (v) Except with respect to notice of deficient or missing documents described in Section 2.02, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Trust Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Certificateholder requesting the investigation; and

                (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loan[s]. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by the Trustee and this Trust Agreement shall be duly and validly executed by the Trustee) or of the Mortgage Loan[s] or related documents (other than the representations made in Section 2.02 hereof). The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to or at the direction of the Depositor with respect to the Mortgage Loan[s].

        Section 8.04. Trustee May Own Certificates. The Trustee in its corporate or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

        Section 8.05. Trustee's Fee and Expenses. The Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Trustee shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), but solely from the Trustee's Fee and amounts available as provided in Section 3.01(d) and Section 3.01(h) and in the Rental Payment Account[s] and Certificate Account for reimbursement of expenses as set forth in Section 3.06(d) and of Extraordinary Expense Advances as provided in Sections 4.04(c),

4.06(b) and 4.09. Notwithstanding the above, no such expense, disbursement or advance shall be reimbursable as may arise from Trustee's negligence or bad faith.

        Section 8.06. Action by Co-Trustee. At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located or in which any action of the Trustee may be required to be performed or taken, the Trustee, by an instrument in writing signed by it, may appoint one or more Persons ("Co-Trustee") to act as a separate trustee or co-trustee, acting jointly with the Trustee, of all or any part of such Trust Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Trustee to act. The Co-Trustee shall act as and be such upon the following terms and conditions:

        (a) Subject to the provisions of Section 8.14, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed solely upon and solely exercised and performed by the Trustee except as expressly provided otherwise in this Trust Agreement and except to the extent that under any law or any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the Co-Trustee;

        (b) No power granted by this Trust Agreement to, or which this Trust Agreement provides may be exercised by, the Co-Trustee shall be exercised by the Co-Trustee except jointly with, or with the consent in writing of, the Trustee, anything contained to the contrary notwithstanding; and

        (c) The Co-Trustee may at any time by an instrument in writing, constitute the Trustee or its successor in trust hereunder its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion which it is authorized or permitted to do or exercise, for and in its behalf and in its name.

        Section 8.07. Eligibility Requirements for Trustee. The Trust shall at all times have a Trustee which shall be a corporation eligible to act as trustee under Section 310(a) of the TIA and shall be a corporation organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 in the case of United States Trust Company of New York, and of at least $100,000,000 in the case of any successor trustee and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.08.

        Section 8.08. Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor or the Certificateholders evidencing Percentage Interests aggregating not less than 66-2/3% shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time any of the following events occur:

        (a) the Trustee fails to comply with the requirements of Section 310 of the Trust Indenture Act after written request for such compliance by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

        (b) the Trustee ceases to be eligible in accordance with the provisions of Section 8.07 and fails to resign after written request therefor by the Depositor or by any such bona fide Certificateholder; or

        (c) the Trustee becomes incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy to Depositor and one copy to the successor trustee, or (ii) subject to the provisions of
Section 7.04, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

        The Certificateholders evidencing Percentage Interests aggregating not less than 66-2/3% may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed, one complete set to Depositor and one complete set to the successor so appointed.

        Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 8.09.

        Section 8.09. Successor Trustee. Any successor trustee appointed as provided in Section 8.07 or 8.08 shall execute, acknowledge and deliver to the Certificateholders and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the same effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee the Mortgage Note[s], the Loan Documents, the Mortgage File and any other documents and statements held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

        No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07.

        Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

        Section 8.10. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 8.11. Resignation of Co-Trustee. The Co-Trustee or any of its successors may resign, and may be discharged of the trusts created by this Trust Agreement by giving written notice thereof to the Certificateholders and to the Trustee.

        Such resignation shall take effect immediately upon the acceptance of appointment by a Person succeeding to the office of the Co- Trustee appointed by the Trustee.

        Section 8.12. Removal of Co-Trustee. The Co-Trustee or any of its successors may be removed at any time by the Trustee or the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3%, by delivery of a notice of such removal to the Co- Trustee, to the Depositor, and to the Trustee, signed by such holders, and such removal shall be effective upon the date specified in such notice, and the Co-Trustee's duties and obligations hereunder shall thereupon cease, except as specified in Section 8.14.

        Section 8.13. Appointment of Successor to Co-Trustee. If at any time the Co-Trustee or any of its successors shall die, resign or be removed or otherwise become incapable of acting, or if for any reason the office of Co-Trustee shall become vacant, a successor to the Co-Trustee shall forthwith be appointed by the Trustee.

        Section 8.14. Succession of Successor to Co-Trustee. Any Person appointed as a successor to the Co-Trustee shall execute, acknowledge and deliver to the Certificateholders, its predecessor, to the Trustee and to the Depositor, an instrument accepting such appointment hereunder, and thereupon such Person without any further act, deed or conveyance shall become vested with all estates, properties, rights, powers, duties and trusts of its predecessor in the trusts hereunder with like effect as if originally named as Co-Trustee herein; but nevertheless, on the written request of the Depositor or Holders of Certificates evidencing Percentage Interests aggregating not less than 66- 2/3% or of the Trustee or of the new Co-Trustee, the predecessor shall execute and deliver an instrument transferring to the new Co-Trustee, upon the trusts expressed in this Trust Agreement, all the estates, properties, rights, powers and trusts granted to it by this Trust Agreement and shall duly assign, transfer, deliver and pay over to the new Co-Trustee any property and money subject to the lien of this Trust Agreement held by such predecessor. Should any instrument in writing from the Depositor or from Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% or from the Trustee be required by any person who becomes the Co-Trustee for more fully and certainly vesting in and confirming to such Co-Trustee such estates, properties, rights, powers and trusts, then, on request, any and all such instruments in writing shall be made, executed, acknowledged and delivered by the Depositor and/or the Trustee.

        Any Co-Trustee which has resigned or been removed shall nevertheless retain all rights of indemnity granted hereunder.

        Section 8.15.  Reports by the Trustee to Certificate-holders.

        (a) On or before each March 31 of each calendar year commencing 199_, the Trustee shall transmit to Certificateholders such reports concerning the Trustee and its actions under this Trust Agreement as may be required pursuant to the TIA and at the times and in the manner provided pursuant thereto.

        (b) A copy of each report shall, at the time of such transmission to Certificateholders, be filed by the Trustee with any stock exchange upon which the Certificates are listed, with the Securities and Exchange Commission, with Kmart and with the Depositor. The Depositor shall notify the Trustee when the Certificates are listed on any stock exchange, in accordance with Section 313(c) of the TIA.


                                   ARTICLE IX
                                  TERMINATION

        Section 9.01. Termination. The respective obligations and responsibilities of the Depositor and the Trustee under this Trust Agreement shall, so long as such termination does not result in the imposition of a tax on the Trust Property, terminate upon the final payment, prepayment in full or other liquidation of the Mortgage Note[s] including the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of [the] [any] Mortgage Loan and the remittance of all funds due hereunder; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

        Section 9.02.  Notice; Final Distribution.

        (a) Notice of any termination pursuant to Section 9.01, specifying the Remittance Date after which all Certificateholders shall surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed no later than 15 days prior to such final distribution specifying (i) the Remittance Date upon which final payment on the Certificates will be made and following which the Certificateholders shall present and surrender their Certificates at the Corporate Trust Office or the office of any designated agent of the Trustee therein designated, (ii) the amount of any such final payment, and (iii) that payments will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. After giving such notice, the Trustee shall not register the transfer or exchange of any Certificates. On the Remittance Date upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the amount distributable on such Remittance Date.

        (b) If all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate and reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in the Trust.


                                   ARTICLE X
                       SUPPLEMENTS AND AMENDMENTS TO THIS
                      TRUST AGREEMENT AND OTHER DOCUMENTS;
                        ADDITIONAL AGREEMENTS OF TRUSTEE

        Section 10.01. Supplemental Trust Agreements Without Consent of Holders. The Depositor and the Trustee, at any time and from time to time, with the consent of Kmart (which shall not be unreasonably withheld or delayed and which shall not be required with respect to (g) below) but without the consent of Certificateholders, may enter into one or more trust agreements supplemental hereto for one or more of the following purposes:

        (a) to evidence the succession of another Person to the Depositor, or successive successions, and the assumption by the successor of the covenants, agreements and obligations of the Depositor herein;

        (b) to add any covenants, restrictions, conditions or provisions with respect to the Depositor as the Trustee shall consider to be for the protection of the Certificateholders;

        (c) to surrender any rights or power conferred herein upon the Depositor herein or to add to the rights of the Certificateholders;

        (d) to correct or amplify the description of any property at any time that constitutes Trust Property or better to assure, convey and confirm unto the Trustee any such property to be included in any such Trust Property, or to acknowledge any change relating to title to the

Mortgaged Estate which does not materially adversely affect the rights of the Certificateholders;

        (e) to evidence and provide for the acceptance and appointment hereunder of a successor trustee and to add to or change any of the provisions hereof as may be necessary to provide for or facilitate the administration of the Trust by more than one trustee pursuant to Section 8.14;

        (f) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided that such action pursuant to this Section 10.01(f) shall not materially adversely affect the Certificateholders; or

        (g) to modify, eliminate or add to the provisions of this Trust Agreement to the extent necessary to continue the qualification of this Trust Agreement under the TIA;

provided that no such supplemental agreement shall cause the Trust to fail to be characterized as a trust for federal income tax purposes.

        The Trustee is hereby authorized to join in the execution of any such supplemental agreement, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental agreement which adversely affects the Trustee's own rights, duties or immunities under this Trust Agreement or otherwise, whether in its official or individual capacity.

        Section 10.02. Supplemental Agreements With Consent of Certificateholders. With the consent of the Holders of Certificates evidencing Percentage Interests of not less than 66-2/3%, the Depositor and the Trustee may, from time to time and at any time, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of any agreements supplemental hereto or of modifying in any manner the rights of the Certificateholders; provided, however, that no such supplemental agreement shall cause the Trust to fail to be characterized as a trust for federal income tax purposes; and provided further that except as expressly permitted under the terms of this Trust Agreement, without the consent of each Certificateholder affected thereby and, with respect to (b) and (unless there is a monetary default under the [related] Lease) (c) below, Kmart, no such amendment of or supplement to this Trust Agreement or modification of the terms of, or consent under, any thereof, shall

        (a) modify any of the provisions of Section 7.03 or this Section 10.02, or the definition of "Certificateholder" as set forth in Article I hereof;

        (b)  modify the definition of "Percentage Interest" as set forth in
Article I hereof or reduce the Percentage Interests, the consent of the Holders of Certificates of which is required for any such supplement to this Trust Agreement, or the consent of the Holders of Certificates of which is required for any waiver provided for in this Trust Agreement;

        (c) reduce the amount or extend the time of payment of any amount owing or payable under the Mortgage Note[s] or distributions to be made on any Certificate pursuant to Article V;

        (d) impair the right of any Certificateholder to commence legal proceedings to enforce a right to receive payment hereunder; or

        (e) create or permit the creation of any lien on the Trust Property or any part thereof [(other than the Second Mortgage and the Option Agreement)], or deprive any Certificateholder of the benefit of this Trust Agreement, whether by disposition of such Trust Property or otherwise.

        Upon the request of the Depositor and upon the filing with the Trustee of evidence of the consent of the Certificateholders and Kmart, if applicable, required under this Section, the Trustee shall join with the Depositor in the execution of such supplemental agreement unless such supplemental agreement affects the Trustee's own rights, duties or immunities under this Trust Agreement or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental agreement.

        It shall not be necessary for the consent of the Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, and it shall be sufficient if such consent shall approve the substance thereof. Kmart shall be entitled to receive a copy of the form of proposed supplemental agreement.

        Promptly after the execution by the Depositor and the Trustee of any supplemental agreement pursuant to the provisions of this Section, the Trustee shall mail a notice thereof by first-class mail to the Certificateholders at their addresses as they shall appear in the Certificate Register, setting forth in general terms the substance of such supplemental agreement. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

        Section 10.03. Effect of Supplemental Agreement. Upon the execution of any supplemental agreement pursuant to the provisions hereof, this Trust Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Trust Agreement of the Trustee, the Depositor and the Certificateholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Trust Agreement for any and all purposes. The Trustee shall deliver to Kmart a true and correct copy of the final form of supplemental agreement as executed by the Depositor and the Trustee.

        Section 10.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 8.02, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental agreement complies with the applicable provisions of this Trust Agreement.

        Section 10.05. Notation on Certificates in Respect of Supplemental Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental agreement. If the Depositor or the Trustee shall so determine, new Certificates so modified as to conform, in the opinion of the Depositor and the Trustee, to any modification of this Trust Agreement contained in any such supplemental agreement may be prepared, executed and authenticated by the Trustee and delivered in exchange for the outstanding Certificates.

        Section 10.06. Granting of Easements. The Trustee, at the direction of [a] [the] Tenant and the [related] Borrower, may grant, release, modify or amend easements, licenses, rights-of-way, dedications and other rights or privileges in the nature of easements with respect to the [related] Mortgaged Estate, which the Trustee determines do not materially adversely affect the security of the Trust Property. The Trustee shall, upon request of [such] Tenant, certify that the rights or privileges so granted or released are no longer part of the Trust Property for purposes of this Trust Agreement.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

        Section 11.01. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement.

        Section 11.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust Property, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Property, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

        No Certificateholder shall have any right by virtue of any provision of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Trust Agreement, unless such Holder previously shall have given to the Trustee a written notice of the occurrence of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing in the aggregate Percentage Interests of not less than 66-2/3% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided and for the common benefit of Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 11.03. Solicitation of Certificateholders. The Trustee will not solicit, request or negotiate for or with respect to any direction or proposed waiver or amendment of any of the provisions of this Trust Agreement or the Certificates, unless each Holder of the Certificates (irrespective of the amount of

Certificates then owned by it) shall be informed thereof by the Trustee and shall be afforded the opportunity of considering the same and shall be supplied by the Trustee with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section shall be delivered by the Trustee to Kmart and each Holder of outstanding Certificates forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Certificates. Neither the Depositor nor the Trustee nor any Affiliate thereof will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Certificateholders as consideration for or as an inducement to the entering into by any Certificateholders of any waiver or amendment of any of the terms and provisions of this Trust Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all Certificateholders.

        Under any provisions of this Trust Agreement that relate to consent, waiver, direction, request or demand of or by Certificateholders, each and every Certificateholder shall be entitled to give or make any such consent, waiver, direction, request or demand without request or demand for such action by the Trustee.

        In the event any such direction or similar action is so received by the Trustee under any provision hereof from the Certificateholders of requisite Percentage Interests, the Trustee shall follow the direction of such Certificateholders.

        Section 11.04. Recordation of Agreement. To the extent required by applicable law, this Trust Agreement is subject to recordation in appropriate public offices for real property records in the county or other comparable jurisdiction in which [the] [each] Mortgaged Estate is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary in connection with the [related] Mortgage Loan.

        Section 11.05. Duration of Agreement. This Trust Agreement shall continue in existence and effect until terminated as herein provided.

        SECTION 11.06. GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 11.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Depositor, National Tenant Finance Corporation, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004-4441, Attention: Norman C. Storey, and (ii) in the case of the Trustee, United States Trust Company of New York c/o U.S. Trust Company of California, N.A., Suite 2700, 555 South Flower Street, Los Angeles California 90071 Attention: Corporate Trust Division, or such other addresses as such Persons may hereafter designate. Any notice required or permitted to be mailed to a Certificateholder shall be given by registered mail, postage prepaid, or by express delivery service, at the address of such Certificateholder as shown in the Certificate Register. A copy of each notice of an Event of Default and all other notices or communications hereunder, including the text of any proposed or final amendment or supplement to this Trust Agreement, given by or to the Certificateholders, the Trustee or the Depositor shall be contemporaneously transmitted to Kmart, 3100 West Big Beaver Road, Troy, Michigan 48084, Attention: Vice President-Real Estate, or to such other address as Kmart may have designated by written notice to the Trustee. The provisions of the foregoing sentence are for the express benefit of Kmart, shall be enforceable by it, and may not be modified or eliminated without its consent.

        Section 11.08. Counterparts. For the purpose of facilitating the recordation of this Trust Agreement as herein provided and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        Section 11.09. Submission to Jurisdiction. Each party hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that all actions or proceedings relating to this Trust Agreement may be litigated in such courts and each such party waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court, waives personal service of any and all process upon it and consents that all such service or process be made by registered or certified mail (return receipt requested) or messengered to it at its address set forth in Section
11.08 or to its Agent referred to below at such Agent's address set forth below and that service so made shall be deemed to be completed in accordance with
Section 11.08. Each party hereto hereby appoints the Prentice Hall Corporation System, Inc., with an office on the date hereof at 15 Columbus Circle, New York, New York 11023 as its Agent for the purpose of accepting service of any process within the State of New York and shall execute any confirmation thereof requested by the other party hereto. Nothing in this Section shall affect the right of any party hereto to serve legal process in any other manner permitted by law to bring any action or proceeding in the courts of any jurisdiction against the other party or to enforce a judgment obtained in the courts of any other jurisdiction.

        Section 11.10. Gender; Number. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the context shall require.

        Section 11.11. TIA Controls. If any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

        Section 11.12. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Depositor to the Trustee to take any action under this Trust Agreement, the Depositor shall furnish to the Trustee:

        (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with; and

        (b) an Opinion of Counsel stating that, in the opinion of such counsel all such conditions precedent have been complied with.

        Section 11.13. Statements Required in Certificate or Opinion. Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Trust Agreement shall include:

        (a) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

        (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

        Section 11.14. Benefits of Trust Agreement. Nothing in this Trust Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

        IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       NATIONAL TENANT FINANCE CORPORATION,
                                       a  Delaware corporation


                                       By_____________________________
                                       Name___________________________
                                       Title__________________________


                                       UNITED STATES TRUST COMPANY OF
                                       NEW YORK, a New York banking
                                       corporation


                                       By_____________________________
                                       Name___________________________
                                       Title__________________________

STATE OF_____________________          ]
                                       ] ss.
CITY OF______________________          ]


        On the___ day of _________, 199_ before me, a Notary Public in and for said State, personally appeared ______________, known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ___________ on behalf of NATIONAL TENANT FINANCE CORPORATION, a Delaware corporation, and acknowledged to me that such Corporation executed the within instrument pursuant to its Bylaws or a resolution of its Board of Directors.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

[NOTARIAL SEAL]
                       _________________________________
                                 Notary Public

My Commission Expires:
______________________





STATE OF_____________________          ]
                                       ] ss.
CITY OF______________________          ]


        On the of _________, 199_ before me, a Notary Public in and for said State, personally appeared ______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as to be a ______________ on behalf of UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, and acknowledged to me that such association executed the within instrument pursuant to its Bylaws or a resolution of its Board of Directors.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


[NOTARIAL SEAL]
                       _________________________________
                                 Notary Public

My Commission Expires:
______________________

                                  EXHIBIT A-1
                             MORTGAGE LOAN SCHEDULE


   (i)         Borrower Name                  -

  (ii)         Mortgaged Estate               -    See Exhibit A
                                                   attached hereto

 (iii)         Maturity Date                  -    _____ __, 20__

  (iv)         Rate                           -    ____%

   (v)         First Due Date                 -    ________ __, 199_

  (vi)         Mortgage Payments              -    See Exhibit B
                                                   attached hereto

 (vii)         Original Principal
               Balance of Mortgage
               Loan                           -    $_______________

                                  EXHIBIT A-2
                              CERTIFICATE SCHEDULE

                                  EXHIBIT A-3
                           CONTENTS OF MORTGAGE FILE

        With respect to the Mortgage Loan, the Mortgage File shall include each of the following items:

                                  EXHIBIT A-4
                   CAPITALIZED DEBT SERVICE ACCOUNT SCHEDULE


     (i)      Borrower Name          -

    (ii)      Tenant Name            -

   (iii)      Payments:

              Date                             Amount

                                             $

                                   EXHIBIT B
                             [FORM OF CERTIFICATE]


[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                   _____%  MORTGAGE PASS-THROUGH CERTIFICATE

                         (____________________________)
                                  SERIES 199_



Trust Agreement Dated as of                     Original Principal Amount:
_______ __, 199_                                $_________
Cusip No. ____________                          Original Issuance Date:
                                                _______________, 199_

Number R-_                                      Maturity Date:
                                                ______________, ____


        This Certificate does not represent an obligation of or interest in National Tenant Finance Corporation, a Delaware corporation, Kmart Corporation, any subsidiary of Kmart Corporation, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the underlying Mortgage Loan[s] referred to below are guaranteed or insured. To the extent not defined herein, the capitalized terms used herein have the meanings set forth in the Trust Agreement referred to below.

        This certifies that _______________________ (the "Holder") is the registered owner of an undivided ___% beneficial interest in the Trust Property, subject to the terms and conditions of the Trust Agreement. The Trust Property includes [the] mortgage loan[s] ("Mortgage Loan[s]") made to the Borrower[s] identified in the Loan Agreement[s] ([individually a] "Borrower" [, collectively "Borrowers"]). The Mortgage Loan[s], the Mortgage Note[s] relating thereto, the Loan Documents relating thereto and certain other property (collectively, "Trust Property") have been transferred as of the date hereof from National Tenant Finance Corporation ("Depositor," which term includes any successor entity under the Trust Agreement referred to below) to the Trustee (as defined below) in trust for the benefit of Certificateholders. The Trust

Property was conveyed to the Trustee pursuant to a Trust Agreement ("Trust Agreement"), dated as of the date hereof, by and among Depositor, as Depositor, and United States Trust Company of New York ("Trustee"), as Trustee, a summary of certain of the pertinent provisions of which is set forth herein.

        This Certificate is one of a duly authorized issue of Certificates ("Certificates"), designated as "Mortgage Pass-Through Certificates (______________________) Series 199_", and is issued under and is subject to the terms, provisions and conditions of the Trust Agreement. The Holder of this Certificate by acceptance hereof assents to the Trust Agreement and agrees to be bound thereby.

        This Certificate evidences a ___% Percentage Interest for purposes of the Trust Agreement. For purposes of calculations under the Trust Agreement, this Certificate represents an original principal amount as set forth at the head of this Certificate, and is scheduled to bear interest from the date of issuance on the unpaid principal balance hereof at the rate of _____% per annum (computed on the basis of a 360-day year comprised of 12 consecutive 30-day months) payable on each Remittance Date, and is scheduled to bear interest at the rate of _____% per annum (computed on the same basis) on any overdue principal or (to the extent permitted by applicable law) interest under the Mortgage Note[s]. Distributions on any regularly scheduled Remittance Date will include interest on the outstanding Mortgage Note[s] from and including the first day of the sixth month immediately preceding such Remittance Date (or from and including the Closing Date with respect to the first Remittance Date) through the end of the calendar month immediately preceding such Remittance Date. Additional distributions may be made with respect to this Certificate as a result of the prepayment, purchase or acceleration of the Mortgage Note[s] as set forth in the Trust Agreement.

        THIS CERTIFICATE AND ANY OTHER CERTIFICATES ISSUED PURSUANT TO THE TRUST AGREEMENT ARE EQUALLY AND RATABLY SECURED BY THE TRUST PROPERTY.

        Distributions on this Certificate will be made by the Trustee to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the preceding sentence, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

        On each Remittance Date, the Trustee will cause to be distributed to the Holder from funds in the Certificate Account an amount equal to the aggregate scheduled Debt Service, to the extent available, on this Certificate for such Remittance Date. The Debt Service on this Certificate is set forth on the Debt Service Schedule attached hereto and made a part hereof by this reference. The Debt Service is subject to adjustment as a consequence of prepayment, purchase or acceleration of the Mortgage Note[s] and as a consequence of adjustment to the Annual Rental due under the

Leases [each of] which secures [the] [a] Mortgage Note and constitutes part of the Trust Property.


        The Trustee will cause to be kept at its Corporate Trust Office, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe in compliance with the Trust Agreement, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee will, subject to the limitations set forth in the Trust Agreement, execute, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate or Certificates of a like tenor and aggregate Percentage Interest and dated the date of such execution and authentication by the Trustee.

        No service charge will be made to the Holder for any transfer or exchange of any Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of any Certificate. Prior to due presentation of a Certificate for registration of transfer, the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the undivided interest in the Trust Property evidenced thereby for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and the Trustee will not be affected by any notice to the contrary.

        The Trust Agreement may be amended from time to time by the Depositor and the Trustee with the consent of Kmart but without the consent of the Certificateholders in certain circumstances specified in the Trust Agreement. The Trust Agreement may, under certain other circumstances specified in the Trust Agreement, be supplemented from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interest of the Certificates issued and outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Certificateholders; provided that no such amendment may (i) modify the provision of the Trust Agreement that concerns notifying Certificateholders of the occurrence of an Event of Default, modify the provision of the Trust Agreement concerning approving supplements to the Trust Agreement that require the approval of Certificateholders, or modify the definition of "Certificateholder" in the Trust Agreement, (ii) modify the definition of "Percentage Interest" in the Trust Agreement or reduce the Percentage Interests, the consent of the Holders of Certificates of which is required for any such supplement to the Trust Agreement, or the consent of the Holders of Certificates of which is required for any waiver provided for in the Trust Agreement; (iii) reduce the amount or extend the time of payment of any amount owing or payable under the Mortgage Note[s] or distributions to be made on any Certificate; (iv) impair the right of any Certificateholder to commence legal proceedings to enforce a right to receive payment hereunder or under the Trust Agreement; or (v) create or permit the creation of any lien on the Trust Property or any part thereof, or deprive any Certificateholder of the benefit of the Trust Agreement, whether by disposition of such Trust Property or otherwise, without the consent of each affected Certificateholder and, with respect to (ii) and (unless there is a monetary default under the related Lease) (iii), Kmart.


        The respective obligations and responsibilities of the Depositor and the Trustee under the Trust Agreement will terminate upon the final payment, prepayment in full or other liquidation of the Mortgage Loan[s] and the distribution of all funds in the Trust, including the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of [the] [any] Mortgage Loan and the remittance of all funds due thereunder; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by one of its authorized officers.

Dated:  _______ __, 199_                  UNITED STATES TRUST COMPANY OF
                                          NEW YORK, solely as Trustee under the
                                          Trust Agreement dated as of
                                          _______ __, 199_ with National
                                          Tenant Finance Corporation and
                                          not in its individual capacity



                                          By_____________________________
                                              Authorized Officer




                   [FORM OF CERTIFICATE OF AUTHENTICATION]

        This is one of the Certificates defined in the Trust Agreement dated as of ______ __, 199_ with National Tenant Finance Corporation.

Dated:  _______ __, 199_               UNITED STATES TRUST COMPANY OF NEW YORK,
                                       as Trustee

                                       By________________________________
                                             Authorized Officer

                                   EXHIBIT C
                         FORM OF TRUSTEE CERTIFICATION

                                _______ __, 199_


National Tenant Finance Corporation
40 North Central Avenue
Suite 2700
Phoenix, Arizona  85004-4441


       Re: Trust Agreement ("Trust Agreement") dated as of _______ __, 199_ by and between National Tenant Finance Corporation, as Depositor, and United States Trust Company of New York, as Trustee, Mortgage Pass-Through Certificates (____________________) Series 199_
Gentlemen:

        In accordance with Section 2.02 of the Trust Agreement, the undersigned, as Trustee, hereby certifies that, as to the Mortgage Loan[s] listed in the Mortgage Loan[s] Schedule it has reviewed [the] [each] Mortgage File and [the] [each] Mortgage Loan Schedule and has determined that:

        (i) All documents in each Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Trust Agreement are in its possession; and

        (ii) Such documents have been reviewed by it and such documents do not contain any omissions, defects or irregularities within the meaning of Sections
2.01 or 2.02 of the Trust Agreement.

        The Trustee further certifies that, as to the Mortgage Loan[s], the Trustee holds the Mortgage Note[s] without notice or knowledge (a) of any adverse claims, liens or encumbrances, (b) that the Mortgage Note[s] [was] [were] overdue or [has] [have] been dishonored, (c) of evidence on the face of the Mortgage Note[s] or the Mortgage of any security interest or other right or interest therein, or (d) of any defense against or claim to the Mortgage Note[s] by any other party.

        The Trustee has made no independent examination of any documents contained in the Mortgage File[s] beyond the review specifically required in the Trust Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File[s] (other than the statements made herein) or the collectibility, insurability, effectiveness or suitability of the Mortgage Loan[s].

              Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.



                                          UNITED STATES TRUST COMPANY OF
                                          NEW YORK



                                          By_______________________________
                                          Name_____________________________
                                          Title____________________________